UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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CYTEC INDUSTRIES INC.

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CYTEC INDUSTRIES INC.

5 GARRET MOUNTAIN PLAZA

WEST PATERSON, NJ 07424

Notice of Annual Meeting

of Common Stockholders to be held

April 17, 2008

March 11, 2008

To Our Stockholders:

We will hold our Annual Meeting of Common Stockholders at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666 on Thursday, April 17, 2008 at 1:00 p.m. The purpose of the meeting is (i) to elect four directors, (ii) to ratify the selection of KPMG LLP as our auditors for 2008, (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan, and (iv) to transact any other business that properly comes before the meeting.

You must have been a holder of our common stock at the close of business on February 28, 2008 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of common stock is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

If you cannot attend the meeting, please promptly submit your proxy by telephone, Internet or by signing and dating the enclosed proxy card and mailing it in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

R. Smith

Secretary

CYTEC INDUSTRIES INC.

5 GARRET MOUNTAIN PLAZA

WEST PATERSON, NJ 07424

Proxy Statement for

Annual Meeting of Common Stockholders

to be held April 17, 2008

March 11, 2008

This proxy statement contains information relating to our Annual Meeting of Common Stockholders, which will be held on Thursday, April 17, 2008, beginning at 1:00 p.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting. We are first sending this Proxy Statement and the enclosed form of proxy to stockholders on or about March 11, 2008. For purposes of this Proxy Statement, unless the context indicates otherwise, the use of the words “we”, “us”, “our”, “Company” and “Cytec” shall refer to Cytec Industries Inc.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 17, 2008: The Proxy Statement is available at http://bnymellon.mobular.net/bnymellon/cyt.

ABOUT THE MEETING

What is the purpose of the meeting?

At the annual meeting, stockholders will vote (i) to elect four directors, (ii) to ratify the selection of KPMG LLP as our auditors for 2008, and (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan. In addition, our management will be present to report on our Company and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, February 28, 2008, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.

What is a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our shares of common stock outstanding on the record date will constitute a quorum. A quorum is necessary in order for business to be conducted at the meeting. As of the record date, 47,671,177 shares of our common stock were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

The accompanying proxy is solicited by our Board of Directors. You may vote by Internet or telephone by following the instructions on the enclosed proxy card or you may complete and properly sign the accompanying proxy card and return it to us. If voted by any of these methods, your vote will be cast as you direct. Do not return the proxy card if you vote by Internet or telephone. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. A vote by Internet or telephone may be revoked by executing a later-dated proxy card, by subsequently voting by Internet or telephone, or by attending the annual meeting and voting in person.

How do I vote my Savings Plan shares?

If you participate in our Employee Savings and Profit Sharing Plan, Employee Savings Plan or Employee Stock Purchase Plan, shares of our common stock equivalent to the value of the common stock interest credited to your account under the respective plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by April 10, 2008. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all participants in the respective plan.

What are Our Board’s recommendations?

Our Board of Directors recommends that you vote (i) to elect the nominated slate of directors, (ii) to ratify the appointment of KPMG LLP to audit our 2008 consolidated financial statements, and (iii) to approve the Amended and Restated 1993 Stock Award and Incentive Plan. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation. The proxy holders will vote in accordance with their own discretion with respect to any other matter that properly comes before the meeting.

CORPORATE GOVERNANCE

Our Board of Directors seeks to ensure that our business is managed in the best long-term interests of our stockholders. Our business is conducted by our employees under the direction of our Chief Executive Officer (“CEO”) and our other officers and managers. Our Board of Directors provides oversight to the CEO and other officers and managers as it reviews and approves our major business and financial strategies. Our Board also approves significant capital projects and commitments, acquisitions, divestitures and long-term financings. Our Board is responsible for hiring and assessing the performance of the CEO and determining his compensation and, through the Compensation Committee, the compensation of our other officers. Our Board regularly reviews succession planning strategy and plans for the CEO and other senior officers. Our Board believes that it is critical that we operate in compliance with all applicable laws and to the highest ethical standard. Our Board believes that the long-term interests of our stockholders are advanced by appropriately addressing concerns of other stakeholders affected by our actions, including our employees and the communities in which we operate.

A summary of certain important corporate governance practices follows:

Director Independence

A majority of our directors must be independent directors under the New York Stock Exchange (“NYSE”) Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, material stockholder or officer of an organization that has a relationship with us). In addition to the NYSE rules regarding independence, our Board has adopted the following standards in determining whether a director has a material relationship with us:

•              the individual may not have been an employee of ours or any of our affiliates within the preceding five years;

•              the individual may not have within the previous five years been affiliated with or employed by an entity that has served as our auditor within the last five years;

•              the individual may not have been part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another corporation that employs such person;

•              no immediate family member of the individual may fall within any of the preceding three categories; and

•              the individual may not have received any compensation from us within the past year other than for serving as a director.

Based on these independence standards and all of the relevant facts and circumstances, our Board determined that all of our directors are independent with the exception of David Lilley, our Chairman, President and CEO.

Standards for Directors

Our Board has established the following standards for individuals to serve on our Board of Directors:

•              Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

•              Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively;

•              Directors are required to inform our Chairman of the Board of any significant change in their personal circumstances, including a change in their principal job responsibilities or acceptance of another directorship; and

•              Directors are not eligible for re-election as a director on or after their 72nd birthday.

Principles of Corporate Governance/Committee Charters/Codes of Ethics

We have published on our website (www.cytec.com) our Principles of Corporate Governance, the charter of each of the Audit, Compensation and Management Development, Environmental, Health and Safety, Governance and Technology Committees of our Board, as well as our Code of Conduct that applies to our directors and all employees, our Code of Ethics for Financial Executives and our Code of Ethics for Senior Executives. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by our Board and any such waivers or amendments will be disclosed promptly by us by posting such waivers or amendments on our website. Additionally, the Audit Committee will be informed of any waivers of the Code of Conduct for any of our employees. Copies of each of the Principles of Corporate Governance, the Committee charters and the codes of ethics referred to above are also available free of charge by writing to our Secretary, Cytec Industries Inc., Five Garret Mountain Plaza, West Paterson, New Jersey 07424.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at each regularly scheduled Board meeting and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. The presiding director at such sessions rotates among the chairs of the Governance Committee, the Audit Committee and the Compensation and Management Development Committee on an annual basis.

Stockholder and Interested Party Communications with the Board of Directors

Stockholders and interested parties may communicate directly to our Board of Directors or all of the non-management directors as a group with regard to Cytec. Any such communication may be mailed to the Cytec

Compliance Office, Cytec Industries Inc., Five Garret Mountain Plaza, West Paterson, New Jersey 07424 or submitted in any other manner described on the Compliance Office page of our web site (www.cytec.com). All such communications shall be promptly reviewed by our Compliance Office and sent to the Board of Directors or all of the non-management directors as a group, as appropriate.

OUR BOARD OF DIRECTORS AND BOARD COMMITTEES

Our Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

2008	2009	2010
Anthony G. Fernandes David Lilley Jerry R. Satrum Raymond P. Sharpe	Barry C. Johnson Carol P. Lowe Thomas W. Rabaut James R. Stanley	Chris A. Davis Louis L. Hoynes, Jr. William P. Powell

The Board of Directors held seven meetings during 2007 and each director attended at least seventy-five percent of the Board and respective committee meetings held while she or he was a director. All members of the Board at the time of the 2007 Annual Meeting of Stockholders attended that meeting.

Committees of the Board

To increase its effectiveness and efficiency, our Board of Directors has established five committees to which it has delegated substantial responsibilities. The duties and responsibilities of our Board Committees are set forth in charters which have been approved by our Board of Directors. The charters may be viewed on our website (www.Cytec.com). Set forth below is certain information about these Committees.

•              Audit Committee.    Our Audit Committee is comprised of Ms. Davis (Chair) and Messrs. Fernandes, Powell and Satrum. The Audit Committee is empowered by the Board of Directors to, among other things, assist in the oversight of our: accounting and financial reporting processes and the integrity of our financial statements; annual audit and our internal audit function; and compliance with legal and regulatory requirements as they may impact our financial statements. The Audit Committee also has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (the “auditors”).

Our Board has determined that each of the members of the Audit Committee is financially literate, has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. Our Board has also determined that each member of the Audit Committee is an independent director, based on the NYSE listing rules, the exchange on which our shares of common stock are listed, the Securities and Exchange Commission’s additional independence requirements for audit committee members, and our Principles of Corporate Governance. In addition, our Board has determined that three of the members of our Audit Committee, among them Ms. Davis, are “audit committee financial experts”, as defined in applicable Securities and Exchange Commission rules.

The Audit Committee held nine meetings during 2007. The Audit Committee’s report on its activities during 2007 appears later in this proxy statement under the caption “Audit Committee Report”.

•              Compensation and Management Development Committee.    Our Compensation and Management Development Committee is comprised of Messrs. Fernandes, Hoynes, Rabaut and Satrum (Chair). Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. The Compensation Committee’s purpose is to review and approve compensation arrangements for our officers other than our Chief Executive Officer (the “CEO”) and to review and recommend for approval to our Board of Directors the compensation for the CEO. The Compensation Committee also approves the aggregate amount of equity awards to be awarded to our non-officers (including assistant officers) (“Non-Officers”). The Compensation Committee may delegate to our CEO the authority to allocate and award equity grants to Non-Officers up to an amount not to exceed the number approved by our Compensation Committee. This Committee also approves compensation plans for our officers, authorizes incentive compensation and equity-based plans, evaluates our CEO’s and other officers’ performances against established goals and objectives, and makes related recommendations. This Committee also reviews succession plans for our CEO and other executive management positions. Our Compensation and Management Development Committee held four meetings during 2007.

•              Environmental, Health and Safety Committee.    Our Environmental, Health and Safety Committee is comprised of Messrs. Johnson, Sharpe and Stanley (Chair). This Committee reviews, monitors and, as it deems appropriate, advises our Board of Directors with respect to our policies and practices in the areas of occupational health and safety and environmental affairs. The Environmental, Health and Safety Committee held two meetings during 2007.

•              Governance Committee.    Our Governance Committee is comprised of Messrs. Fernandes, Hoynes and Powell (Chair). Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. This Committee was responsible for developing and recommending to the Board our Principles of Corporate Governance and is responsible for periodically reviewing and recommending changes to such principles. This Committee makes recommendations to the Board on candidates for election to our Board. The Committee also recommends committee assignments for directors and periodically reviews and recommends changes in the compensation of our directors. Our Governance Committee held three meetings during 2007.

Our Governance Committee will consider nominees recommended by stockholders who submit such recommendations in writing to our Secretary and include the candidate’s name, biographical data and qualifications. Stockholders recommending nominees must disclose the stockholder’s name and address, class and number of shares of our stock that are owned, the length of such ownership and any relationship between the stockholder and the nominee. Stockholders must also comply with such other procedural requirements as we may establish from time to time. Each nominee is evaluated by our Governance Committee and should have distinguished him or herself in a career in industry, government or academia and should be capable of offering sound advice and counsel to our Board and our CEO. Nominees must possess the highest personal and professional ethics, integrity and values and must be eligible to serve a minimum of five years under our age qualification rules. The Governance Committee considers not only the individual talents and skills of each nominee, but also the range of talents and skills represented by all members of our Board of Directors. Our Governance Committee typically uses the services of an executive search firm to help it to identify, evaluate and attract the best candidates for nomination as a director and retained Russell Reynolds and Associates in each of the past three years for this purpose.

•              Technology Committee.    Our Technology Committee is comprised of Messrs. Johnson (Chair), Sharpe and Stanley. This Committee reviews and makes recommendations to our management regarding the strength and integrity of our research and new product development processes and disciplines and reviews the talent resource plans within our research and development organization. In addition, this Committee advises our Board of Directors on the Company’s management of scientific and technology matters. The Technology Committee held two meetings during 2007.

AUDIT COMMITTEE REPORT

The Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter (the “Charter”). The full text of the Audit Committee Charter may be viewed on the Company’s website (www.cytec.com).

Responsibilities.    This Committee meets periodically with Cytec’s auditors, internal auditors and management, including with each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls. Management has represented to this Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments and that an evaluation was carried out under the supervision and with the participation of Cytec’s Chief Executive Officer and Chief Financial Officer of the effectiveness of Cytec’s internal controls as of December 31, 2007. Cytec’s auditors, KPMG LLP (“KPMG”), are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America and an opinion on management’s assessment of and effectiveness of Cytec’s internal controls.

Independence.    This Committee pre-approves the services provided by KPMG and the related fees paid to them for audit and non-audit services and consider the effect of such services and the related fees on KPMG’s independence. Details regarding fees paid to KPMG during the years 2007 and 2006 are set forth in this proxy statement under the caption “Fees Paid to the Auditors”. This Committee has concluded that the services provided by KPMG and the compensation therefor is compatible with maintaining KPMG’s independence.

Recommendation.    This Committee reviewed Cytec’s audited consolidated financial statements at, and for the year ended, December 31, 2007 and discussed such financial statements with management and the auditors, and recommended to the Board of Directors that such financial statements be included in Cytec’s Annual Report on Form 10-K for 2007. This recommendation was based on: this Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with KPMG of the matters required to be discussed by Statement on Auditing Standards No. 61, discussion with KPMG regarding KPMG’s independence as well as other matters including the written material disclosed below; receipt from KPMG of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); receipt from KPMG of the written disclosures and letter required by Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements; receipt of the document entitled “KPMG-Our System of Quality Controls”; and KPMG’s confirmation that: (i) it would issue its opinions that the financial statements present fairly, in all material respects, Cytec’s financial position and the results of Cytec’s operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America and (ii) management’s assessment that Cytec has maintained effective internal controls over financial reporting as of December 31, 2007 is fairly stated, in all material respects, and that Cytec maintained effective internal controls over financial reporting as of December 31, 2007, in all material respects.

C.A. Davis, Chair

A.G. Fernandes

W.P. Powell

J.R. Satrum

February 27, 2008

AGENDA ITEM 1 ELECTION OF DIRECTORS

In accordance with the recommendation of the Governance Committee, our Board of Directors has nominated Anthony G. Fernandes, David Lilley, Jerry R. Satrum and Raymond P. Sharpe for election as directors for three-year terms ending at the 2011 Annual Meeting until a successor is duly elected and qualified. Each nominee is currently serving as a director. Each nominee has consented to serve if elected. The nominees’ biographies, as well as the biographies of the other directors, are set forth below.

Our Board of Directors recommends a vote for the election of each of these nominees as directors.

If at the time of the meeting any of the nominees is not available to serve as director, an event which our Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of our Board, unless our Board has taken prior action to reduce the size of the Board.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Board of Directors Membership

Set forth below is certain information concerning the nominees and our other directors whose terms of office will continue after the meeting.

Chris A. Davis, age 57, has been our director since April 2000. Ms. Davis has been a general partner of Forstmann Little & Co. (“Forstmann”) since November 2005 and was previously a Special Limited Partner since August 2001. Ms. Davis was Chairman of McLeodUSA (“McLeodUSA”), a telecommunication services provider, from August 2005 until January 2006 and was Chairman and Chief Executive Officer from April 2002 until August 2005. Prior to this, Ms. Davis was Chief Operating and Financial Officer of McLeodUSA from August 2001 until April 2002. Prior to her positions at McLeodUSA, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 2000. From July 1993 through April 2000, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation’s acquisition of Gulfstream in July 1999, a vice president of General Dynamics Corporation. Before joining Gulfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company. McLeodUSA filed for a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code in October 2005 and emerged from bankruptcy protection in January 2006. Ms. Davis is a director of Rockwell Collins, Inc.

Anthony G. Fernandes, age 62, has been our director since July 2002. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2002. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director. In addition, from 1997 to 1998 he was chairman of ARCO Chemical Co., a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes is a director of ABM Industries Inc., Baker Hughes Corporation, and Black and Veatch.

Louis L. Hoynes, Jr., age 72, has been our director since December 1994. Until September 2004, Mr. Hoynes was elected to the Board on an annual basis by the holder of our Series C Preferred Stock. After we redeemed the Series C Preferred Stock in September 2004, Mr. Hoynes’ term automatically ended. Our Board then elected Mr. Hoynes to fill a vacancy on our Board. Mr. Hoynes was Executive Vice President and General Counsel of Wyeth until his retirement on July 1, 2003, having served in that capacity since 1990. Prior to that time he was a partner in the law firm of Willkie Farr & Gallagher.

Barry C. Johnson, age 64, has been our director since August 2003. Dr. Johnson retired as Dean of Engineering at Villanova University, having been appointed to that position in 2002. Previously, he was Senior Vice President and Chief Technology Officer of Honeywell International Inc. from 2000; prior to that Dr. Johnson served as Corporate Vice President of Motorola, Inc. and Chief Technology Officer for that company’s Semiconductor Product Sector. He joined Motorola in 1976 and held a variety of technology, product development and operations leadership positions during his 16 year career with the company. Dr. Johnson is a director of Rockwell Automation, Inc. and IDEXX Laboratories, Inc.

David Lilley, age 61, has been our director since January 1997. Mr. Lilley is our Chairman (since January 1999), President (since January 1997) and Chief Executive Officer (since May 1998). From 1994 until January 1997, he was a vice president of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that time, he was a vice president and a member of the Executive Committee of American Cyanamid Company (“Cyanamid”). Mr. Lilley is a director of Arch Chemicals Inc.

Carol P. Lowe, age 42, has been our director since October 2007. Ms. Lowe has been the Vice President and Chief Financial Officer of Carlisle Companies Incorporated, a global diversified manufacturing company, since 2004 and its Treasurer from 2002 through 2004. Prior to joining Carlisle, Ms. Lowe spent eight years at National Gypsum Company where she held various accounting and treasury positions including Treasurer. Preceding that, she spent seven years with Ernst & Young. Ms. Lowe is a Certified Public Accountant.

William P. Powell, age 52, has been our director since our formation in December 1993. Until March of this year, Mr. Powell was a Managing Director of Williams Street Advisors LLC, a merchant banking firm, having served in that capacity since May 2001. Mr. Powell recently formed 535 Partners LLC, a family office. Prior to William Street, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell is a director of CONSOL Energy, Inc.

Thomas W. Rabaut, age 59, has been our director since February 2007. Mr. Rabaut was President and Chief Executive Officer of United Defense Industries Inc. and its predecessors from 1994 until June 2005 when it was acquired by BAE Systems PLC. Mr. Rabaut then served as President of the Land & Armaments Group of BAE Systems until his retirement in January 2007. Mr. Rabaut is a director of Kaman Corp.

Jerry R. Satrum, age 63, has been our director since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf’s Chief Executive Officer (1991-1998), President (1989-1997) and Vice President - Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

Raymond P. Sharpe, age 59, has been our director since April 2005. He has been President and CEO of Isola Group, a privately held manufacturer of base materials for printed circuit boards since June 2004. The principal investor in Isola Group is the Texas Pacific Group. For more than ten years prior thereto, he was CEO of the Cookson Electronics Division of Cookson Group PLC., London UK. He served as Director of Cookson Group PLC from 1995 until 2004 and a Director of SPS Technologies Inc., a manufacturer of aerospace components, from 1994 until 2004.

James R. Stanley, age 64, has been our director since October 2001. Mr. Stanley retired as President and Chief Executive Officer of Howmet Corporation, a manufacturer of turbine engine components used in jet aircraft and industrial gas power generation that is a wholly-owned subsidiary of Alcoa Inc., in January, 2003. He had served in that capacity since July, 2000. Prior to that time, Mr. Stanley had served as a Senior Vice President of Howmet for more than five years.

AGENDA ITEM 2

RATIFICATION OF THE APPOINTMENT

OF THE AUDITORS

RESOLVED, that the appointment by our Audit Committee of the firm of KPMG to audit our 2008 consolidated financial statements is hereby ratified.

Our Audit Committee has selected KPMG as the auditors to perform the audit of our financial statements for 2008. KPMG has audited our consolidated financial statements since our inception in 1993. KPMG has offices or affiliates at or near most of the locations where we operate. KPMG is an independent registered public accounting firm.

Before making its recommendation for appointment, the Audit Committee carefully considered KPMG’s qualifications. This consideration included a review of KPMG’s performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. Our Audit Committee has expressed its satisfaction with KPMG. In February 2008, KPMG advised the Audit Committee that it believed that the resolution of all litigation against KPMG will not affect its ability to serve as our auditors.

Representatives of KPMG will attend the Annual Meeting and may make a statement if they desire to do so. They will also be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our auditors as a matter of good corporate practice since ratification is not legally required. Even if the selection is ratified, our Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of our auditors. Because abstentions are deemed to be “shares present” at the meeting, they will have the same effect as a vote “against” this matter. If Agenda Item 2 does not pass, the selection of auditors will be reconsidered by our Audit Committee.

Our Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the Audit Committee’s selection of KPMG as our auditors for 2008.

FEES PAID TO THE AUDITORS

Pre-Approval Policies and Procedures.    Our Audit Committee is required to pre-approve the audit and non-audit services performed by the auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. Our Audit Committee has delegated authority to the Chair of the Committee to approve any services not exceeding $50,000 not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval. During the years ended December 31, 2007 and 2006, all services provided by the auditors received specific pre-approval.

In connection with the audit of the 2008 financial statements, we entered into an engagement letter with KPMG which sets forth the terms by which KPMG will perform its audit services. Under the terms of this letter, we agreed to arbitrate any disputes and that we are not entitled to punitive damages.

Audit Fees.    The aggregate fees billed by KPMG for professional services rendered for the audit of our consolidated financial statements and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the years ended December 31, 2007 and 2006 were approximately $4.1 million and $4.3 million respectively.

Audit-Related Fees.    There were no audit related fees in 2007 or 2006.

Tax Fees.    The aggregate fees billed by KPMG for tax services, primarily services regarding the preparation of certain of our international legal entities’ income tax returns, for the years ended December 31, 2007 and 2006 were approximately $0.3 million and $0.6 million respectively.

All Other Fees.    We did not utilize KPMG for any other services during the two years ended December 31, 2007.

As advised in the Audit Committee Report, our Audit Committee considered whether, and concluded that, provision of these services is compatible with maintaining KPMG’s independence.

AGENDA ITEM 3

AMENDED AND RESTATED 1993

STOCK AWARD AND INCENTIVE PLAN

RESOLVED: that the adoption by the Board of Directors of the Amended and Restated 1993 Stock Award and Incentive Plan is hereby ratified and approved.

At its meeting held January 30, 2008, acting on the recommendation of the Compensation and Management Development Committee, the Board of Directors approved amendments to the 1993 Stock Award and Incentive Plan (the “1993 Plan”) and the Amended and Restated 1993 Stock Award and Incentive Plan (the “Amended Plan”) which incorporates those amendments.

The principal amendments incorporated in the Amended Plan are as follows:

(1)              The number of shares available for issuance is increased by 3,200,000.

(2)              The existing 250,000 cap on the number of shares of restricted stock that may be issued after January 2003 is deleted and the number of shares available for issuance will be decreased by 2.4 for each share of stock issued under the Amended Plan after February 1, 2008 as (i) a restricted stock award or a restricted stock unit award, (ii) as an unrestricted stock award, including stock awards in lieu of cash, (iii) as a dividend equivalent award, (iv) as a deferred stock award or (v) as an other stock based award (not including stock options or SARs), unless such award is subsequently forfeited, cancelled, exchanged, surrendered, terminated or expired without a distribution of shares to the recipient.

(3)              The number of shares available for issuance will be decreased by one for each stock-settled stock appreciation right issued under the Amended Plan after January 1, 2006, unless such stock-settled stock appreciation right is subsequently forfeited, canceled, exchanged, surrendered, terminated or expired without a distribution of shares to the recipient.

(4)              Two additional Performance Measures, return on invested capital (“ROIC”) and “adjusted EPS”, will be added as metrics that may be used to establish performance goals for awards under the Amended Plan so that such awards may qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(5)              No incentive stock options may be issued under the Amended Plan.

A description of the Amended Plan is set forth below under the caption “Description of Plan.”

Reasons for the Amendments

At January 31, 2008, there were only approximately 760,000 shares available for issuance under the 1993 Plan. Accordingly, the Company seeks to authorize the issuance of additional shares under the Amended Plan so that the Company may continue to offer appropriate long-term equity incentives to attract and retain qualified employees. After giving effect to all of the amendments described above, at January 31, 2008, there would have been approximately 2,900,000 shares available for issuance under the Amended Plan. Additionally, the Amended Plan will be easier to administer.

Since 2006 the primary form of long-term incentive utilized by the Company has been grants of stock settled stock appreciation rights (stock settled SARs). On exercise of a stock settled SAR, the holder receives a number of shares of Cytec stock equal to the number of SARs exercised multiplied by the excess of the then current price of Cytec common stock less the grant price of the SARs divided by the then current price of Cytec common stock. We started granting stock settled SARs instead of stock options in 2006, among other reasons, to reduce the number of shares of stock we issue under the 1993 Plan. See “Compensation, Discussion and Analysis – Long-Term Incentives and Compensation Program Review”.

The Company believes that long term equity incentive awards such as stock settled SARs help to align the interests of the recipients with the interests of stockholders. Additionally, grants of equity incentives allow the Company to maintain lower cash compensation costs. The Company believes it is critical to include equity-based long-term incentives in order to attract and retain the most qualified candidates. The Company believes the most qualified candidates seek opportunities where their long term efforts and willingness to put a portion of their compensation “at risk” may be rewarded with equity gains. Additionally, equity incentives are necessary to compete with the compensation packages offered by competitors.

During the past 3 years, the Company has been granting options and stock appreciation rights and other stock awards covering approximately 600,000 to 700,000 shares per year under the 1993 Plan. The Company anticipates that if stockholders approve the Amended Plan, the Company will have enough shares authorized under the Amended Plan for four additional years of grants.

The Amended Plan will also be easier to administer. The number of shares actually issued under the 1993 Plan will vary depending on the ratio of the fair market value of our stock on the date each SAR is exercised to the exercise price of such SARs. For example, if an employee exercised SARs at a time when the fair market value of our stock was 10% higher than the grant price of such SARs, the Company would be required to issue only one share of stock under the plan for every 10 SARs exercised. If an employee exercised SARs at a time when the fair market value of the Company’s stock was 100% higher than the grant price of such SARs, the Company would be required to issue five shares of stock under the plan for every 10 SARs exercised. Assuming that on average the Company will issue one share for every three SARs exercised, there were approximately 760,000 shares available for issuance on January 31, 2008. After giving effect solely to the proposed amendment that each SAR granted after January 1, 2006 will reduce the shares available for issuance under the Plan by one, the Company would have issued an aggregate of approximately 300,000 SARs, stock options, deferred shares and restricted shares in excess of what is authorized for issuance under the Plan. After also giving effect to the proposed amendment to add an additional 3,200,000 shares to the Plan, there would have been approximately 2,900,000 shares available for issuance at January 31, 2008. See “Equity Compensation Plan Information” below.

By deleting the limitation on the number of Restricted Stock Awards that may be issued under the Amended Plan, our Compensation Committee will have more flexibility to design compensation packages to attract and retain highly qualified employees. Currently, we issue only limited amounts of restricted stock, primarily to directors, because of the limit on shares of restricted stock that may be awarded under the 1993 Plan. Under the Amended Plan, the special limitation on the number of shares of Restricted Stock that could be issued is deleted. We have included a provision to treat each share of stock, restricted stock or deferred stock issued under the Amended Plan as the equivalent of 2.4 options. The ratio of 2.4 was based on our calculations in December 2007 that an Award of one share of Restricted Stock (valued at Cytec’s average price over 200 days) was approximately equal in value to 2.4 ten year options with an exercise price equal to the market price. Accordingly we included this provision in the Amended Plan so that the total value of the equity Awards that may be issued under the Amended Plan is approximately constant (at values in December 2007), whether such Awards are in the form of SARs or options or restricted stock.

The Company is seeking shareholder approval of the Amended Plan to comply with Code Section 162 (m). This code section contains special rules regarding the federal income tax deductibility of compensation paid to the company’s principal executive officer and to certain other covered employees. The general rule is that annual compensation paid to any covered executive will be deductible only to the extent that it does not exceed $1,000,000. However, the company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162 (m) rules and if the material terms of such compensation are disclosed to and approved by the shareholders. The 1993 plan was structured, and the Amended Plan continues to be structured with the intention that the Compensation Committee will have the discretion to make awards that would qualify as “performance-based compensation” and be fully deductible in accordance with the shareholder approval requirements of code Section 162 (m). Because the Compensation Committee now uses performance metrics of adjusted EPS and ROIC, these performance metrics are being added to the Amended Plan. The entire list of performance metrics that may be used by the Compensation Committee is set forth in Exhibit A to Exhibit A of this proxy statement. The performance metrics currently used by the Compensation Committee are explained more fully below under the caption “Compensation Discussion and Analysis—Total Direct Compensation Description – Long-Term Incentives”.

Finally, the Amended Plan prohibits issuing incentive stock options under the Plan. Incentive stock options are options that have less favorable tax consequences to the Company and more favorable tax consequences to the recipient than non-qualified stock options. The Company has not issued incentive stock options and this change is proposed to simplify the Plan.

If the Amended Plan is not approved, the 1993 Plan will remain in effect and the Company will continue to grant Awards under the 1993 Plan. Certain awards granted to officers may not be a deductible expense for the Company to the extent they result in compensation in excess of the limits set forth in Section 162(m).

The Board of Directors recommends that the stockholders approve the Amended Plan.

The affirmative vote of a majority of the shares represented in person or by proxy is required for approval of the Amended Plan. Because abstentions and broker non-votes are deemed to be shares present at the meeting, they will have the same effect as a vote against this matter.

Description of the Amended Plan

The principal features of the Amended Plan are set forth below. The complete text of the Amended Plan is set forth as Exhibit A to this Proxy Statement, and the following description is qualified by such reference.

The Amended Plan continues to provide for various types of awards (“Awards”) which may be granted to present and prospective employees (including officers), directors and independent contractors. Under present guidelines, approximately 250 employees are eligible to receive annual awards. Awards may consist of stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units, deferred cash awards, deferred stock awards, including deferred stock awards in lieu of directors fees, and other stock-based or cash-based awards on an ongoing basis. The Amended Plan is not exclusive and the Board may adopt, or permit the adoption of, other compensation and benefit plans or arrangements.

At January 31, 2008 and after giving effect to the terms of the Amended Plan, there would have been 2,932,495 shares remaining available for future issuance under the Amended Plan. This number does not include approximately 3.1 million shares reserved for issuance pursuant to outstanding options SARs, restricted stock awards, performance stock awards or deferred stock awards. See “Equity Compensation Plan Information” below. The total number of shares issuable under the Amended Plan from its inception in 1993 until its ultimate expiration is 17,900,000. The number of shares reserved for issuance is subject to equitable adjustment in the event of future stock splits, stock dividends, mergers, consolidations, recapitalizations, reorganizations or similar corporate transactions. There is no limitation on the amount of non-stock Awards which can be made.

The Amended Plan is administered by the Compensation Committee, which shall be comprised solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and as outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Committee generally has full authority to construe and interpret the Amended Plan and the terms, including size, of Awards and to determine the recipients of Awards. Under the Amended Plan, the Committee may delegate to the Executive Leadership Team of the Company certain of its authority to make Awards, and establish the terms of Awards, in respect of persons who are not executive officers of the Company; and therefore, the term “Committee” as used herein includes the Executive Leadership Team when acting pursuant to such delegated authority.

The benefits or amounts that may be received by executive officers under the Amended Plan will, in accordance with past practice, be determined annually by the Compensation and Management Development Committee based on individual and Company performance and are not now determinable. In 2007, the following amounts were awarded under the 1993 Plan:

	SARs and Options	Restricted Stock and Deferred stock
D. Lilley	72,000
S.D. Fleming	20,000
S.C. Speak	18,000
D.M. Drillock	20,000
W.N. Avrin	13,500
J.P. Cronin	30,000
All current Executive officers as a group	204,000
All current Directors who are not executive officers	0	15,565
All employees who are not executive officers	409,006

These grants would not have been different if the amendments to the Amended Plan had been in effect with respect to 2007. See “Compensation of Directors” elsewhere in this Proxy Statement for a description of the terms of the annual grants of restricted stock made to each non-employee director and their terms.

Stock Options and SARs

Only nonqualified stock options may be granted under the Amended Plan. No one person may be granted options under the Amended Plan covering more than fifteen percent of the shares of Common Stock originally authorized under the Amended Plan.

The exercise price of an option and the grant price of a SAR may not be less than the fair market value of the Common Stock on the date of grant. The exercise price must be paid at the time of exercise, in cash, unless the Committee permits the purchase price to be paid by an exchange of previously-owned stock, or by combination of cash and stock, or in whole or in part by having shares withheld by the Company or sold by a broker-dealer. In the case of a SAR, no purchase price is applicable. Instead, on the date of exercise by the grantee, the grantee receives the excess of the then current market price of one share of our common stock over the grant price. This amount is paid in cash, or in the case of stock settled SARs, in shares of our common stock.

Options and SARs may be granted to nonemployee directors and independent contractors, as well as employees and prospective employees. Options and SARs must be exercised, if at all and to the extent exercised, no later than ten years from the date of grant. In the event of termination of employment or independent contractor relationship, an option or SAR, to the extent not theretofore exercised, terminates except under certain circumstances as provided in the grant letter. Nothing in any option or SAR shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary to terminate such employment at any time.

Change of Control

In the event of a “change of control” (as defined in the Amended Plan), unless specifically provided to the contrary in the Award Agreement or grant letter establishing the Award, (i) any Award, including non-employee directors’ Awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including non-employee directors’ Awards, granted under the Amended Plan will lapse, and such Awards will be deemed fully vested, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

Amendment

The Amended Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided, that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code and no amendment changing the types of performance measures which may be utilized under the Plan, will be effective unless such amendment has received the requisite approval of stockholders. Amendments made by the Board of Directors could increase the cost of the Amended Plan, although no such amendment may be made to “reprice options” without stockholder approval. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee’s consent.

Certain Federal Income Tax Considerations

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Plan.

Nonqualified Stock Options (“NQSOs”)

A grantee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO. Except as noted below, upon the exercise of the NQSO the grantee will recognize ordinary income equal to the excess of the fair market value of the Common Stock acquired over the option price. The amount the participant recognizes as ordinary income in connection with an NQSO exercise is subject to withholding taxes and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant (subject to the discussion in “Limitation on Deductions” below). If an option is exercised within six months of the date of grant and the sale of Common Stock acquired on exercise could subject the holder to suit under Section 16(b) of the Exchange Act, then the recognition and determination of the amount of income, and the corresponding deduction by the Company, will be postponed until the earlier of six months after exercise or the first day on which the sale would not subject the holder to such suit. However, the holder may affirmatively elect under Section 83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above.

Except as stated in the next sentence, a holder’s basis for Common Stock acquired upon exercise of a NQSO will be equal to the fair market value of such stock on the date that governs the determination of the holder’s ordinary income, and the holding period for such stock will commence on the day after such date and, accordingly, will not include the period during which the NQSO was held. The number of shares acquired upon the non-cash exercise of a NQSO that is equal in number to the shares surrendered will have a basis equal to the basis of shares surrendered and the holding period for such shares will include the holding period for the shares surrendered.

Generally, upon a sale or other disposition of Common Stock acquired pursuant to the exercise of a NQSO, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such stock. Such gain or loss will be long-term capital gain or loss if the holding period for such stock is more than one year.

Exercise of Options with Shares

NQSOs.    A holder who pays the option price upon exercise of a NQSO, in whole or in part, by delivering Common Stock already owned by him will recognize no gain or loss on the stock surrendered, but otherwise will be taxed according to the rules described above for NQSOs.

Limitation on Deductions

If a limited SAR is exercised, or if the termination of any restriction, limitation or condition, or acceleration of any vesting or exercise right with respect to any Award under the Plan is due to a change in control of the Company or similar event, payments with respect to such limited SAR or other Award may be nondeductible to the Company in whole or in part and may subject the holder to a nondeductible 20% federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

SEC Registration

The Company intends to file a registration statement covering the offering and sale of the additional 3,200,000 shares reserved for issuance under the Amended Plan shortly after the Amended Plan is approved by the Company’s shareholders.

Equity Compensation Plan Information

The first table below sets forth, as of December 31, 2007, the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding options, warrants and rights and their weighted average exercise price. The second table below sets forth the same data as of January 31, 2008 after the Company’s annual grants of long-term incentives and giving pro forma effect to the approval of the Amended Plan as proposed in this proxy statement.

Actual at December 31, 2007

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	2,907,026	(1)	$38.35	1,047,777	(2)
Equity compensation plans not approved by stockholders	0		0	0

1.	The number of securities to be issued upon exercise of outstanding stock settled SARs cannot be determined precisely because it depends on the relative price of a share of Cytec’s stock to the grant price of the stock settled SAR on the date such SAR is exercised. At December 31, 2007, there were 1,040,859 stock settled SARs outstanding. The weighted average grant price for these SARs was $53.73 and the weighted average remaining life was 8.59 years. We estimate that 346,953 shares will be issued on exercise of these SARs, and that is the number included in this aggregate. The remainder of this number consists of 2,560,073 shares reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $32.10 and a weighted average remaining life of 4.21 years.

2.	Because the number of shares that will be issued on exercise of outstanding options, rights and warrants is estimated (see footnote 1 above), the number available for future issuance is also an estimate.

Pro forma at January 31, 2008 giving effect to approval of Amended Plan

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	3,051,044	(1)	$40.08	2,932,495	(2)
Equity compensation plans not approved by stockholders	0		0	0

1.	The number of securities to be issued upon exercise of outstanding stock settled SARs cannot be determined precisely because it depends on the relative price of a share of Cytec’s stock to the grant price of the stock settled SAR on the date such SAR is exercised. At January 31, 2008, there were 1,528,320 stock settled SARs outstanding. The weighted average grant price for these SARs was $53.32 and the weighted average remaining life was 8.98 years. We estimate that 509,440 shares will be issued on exercise of these outstanding SARs, and that is the number included in this aggregate. The remainder of this number consists of 2,541,604 shares reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $32.11 and a weighted average remaining life of 4.30 years and 82,888 shares reserved for issuance in January 2011 at no cost to the recipient if 2010 performance conditions are met at the 200% level.

2.	During January 2008, the Company issued 535,402 stock options and SARs and reserved 82,888 shares for issuance pursuant to the terms of certain performance awards. In addition, this number is calculated on the pro forma assumption that the Amended Plan is approved at the Stockholders Meeting in April further decreasing the number of shares remaining available for future issuance by 693,906 as a result of the amendment, retroactive to January 1, 2006 to reduce the shares available for future issuance by one for each SAR issued (unless subsequently canceled without the distribution of shares to the recipient) and increasing the number of shares available for future issuance by 3,200,000 as a result of the amendment to reserve an additional 3,200,000 shares for issuance.

CYTEC STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

The following table sets forth, as of January 31, 2008, the total beneficial ownership of Cytec’s Common Stock by Cytec’s directors and the six executive officers named in the Summary Compensation table (see the “Executive Compensation” portion of this proxy statement):

Beneficial Stock Ownership of Directors & Officers

Name	Record & Street Name Shares(1)	+	Savings Plan Shares(2)	+	Deferred Stock Shares(3)	+	Stock Option Shares(4)	=	Total Beneficial Ownership	Percent of Class
W.N. Avrin	28,340		10,653				163,040		202,033.4
J.P. Cronin	66,285		7,071		47,257		41,733		162,346.3
C.A. Davis	2,183				3,381		27,500		33,064	(5)
D.M. Drillock	10,750		12,789		13,589		114,133		151,261.3
A.G. Fernandes	3,195				4,181		14,000		21,376	(5)
S.D. Fleming	17,272		5,948		15,273		36,332		74,825.2
L.L. Hoynes, Jr.	2,291				3,381		5,000		10,672	(5)
B.C. Johnson	2,001				2,502		9,500		14,003	(5)
D. Lilley	31,998		7,987		142,930		987,333		1,170,248	2.4
C.P. Lowe	1,160								1,160	(5)
W.P. Powell	7,771						30,500		38,271	(5)
T.W. Rabaut	2,244								2,244
J.R. Satrum	25,266						30,500		55,766.1
R.P. Sharpe	2,790				3,184		4,000		9,974	(5)
S.C. Speak	1,250		14,123		17,332		86,833		119,538.2
J.R. Stanley	2,500				3,381		9,500		15,381	(5)

All directors and officers as a group (19 persons)(6)	248,130		79,062		295,509		1,803,953		2,426,654	5.0

(1)	Includes for each of Mr. Powell and Mr. Fernandes shares held in family trusts or foundations. Also includes for each of Messrs. Avrin, Cronin, Hoynes and Sharpe shares owned jointly with his wife.

(2)	Represents the officers’ proportionate share of our Common Stock held by the Cytec Employees’ Savings & Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan at January 31,

2008. In the case of Mr. Cronin and all directors and officers as a group, also includes shares held in Individual Retirement Accounts.

(3)	Shares issuable under 1993 Stock Award and Incentive Plan (the “1993 Plan”) following termination of employment or, as to the directors, retirement from the Board of Directors.

(4)	Shares which may be acquired within 60 days through the exercise of stock options or stock settled SARs (assuming a one for one conversion ratio), regardless of whether the exercise price is below, at or above the current market price of our common stock.

(5)	Less than .1%

(6)	The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 1,000 shares for all directors and officers as a group.

None of the shares reflected in the stock ownership table have been pledged as security.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of 162 forms 3, 4 and 5 received by us, we believe that during 2007 all but 15 filings required under Section 16(a) of the Securities Exchange Act of 1934 were filed timely. Ms. Davis and Mr. Sharpe each filed late a Form 5 reporting the acquisition of an aggregate of 12 shares through broker sponsored dividend reinvestment plans during 2006. Each of the thirteen officers and directors holding deferred stock shares filed late a single Form 4 reporting the acquisition of, in the aggregate for all 13 persons, 515 deferred stock shares awarded as dividend equivalents on their outstanding deferred stock award balances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 74105	2,492,252 Shares(2)	5.2

(1)	Percent of class based on shares outstanding at December 31, 2008.

(2)	Per Schedule 13G, filed February 5, 2008, which reports beneficial ownership of six funds aggregating as of December 31, 2007 (i) sole power to vote or direct the vote as to 2,188,136 shares and (ii) sole power to dispose or direct the disposition of 2,492,252 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Policy on Transactions with Related Person, any related party transaction which would be required to be reported in the Company’s annual proxy statement under applicable laws and regulations must be approved in advance by the Governance Committee of our Board of Directors. In considering whether or not to approve such transaction, the Governance Committee shall consider the following factors: (i) is the proposed transaction in the ordinary course of business of the Company and the Related Person; (ii) are any alternate transactions available; (iii) is the transaction on terms at least as favorable to the Company as available from unrelated third parties; (iv) does the transaction pose any more risks to the Company than alternate transitions available from unrelated third parties; and (v) such other factors as the Governance Committee may consider relevant or important to its decision.

There were no transactions during 2007, and there are no currently proposed transactions, involving more than $120,000 in which Cytec was or is to be a participant and in which any executive officer or director has a direct or indirect material interest other than the compensation arrangements described in this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program General

Our executive compensation program is designed to contribute to our long-term success and the long term performance of our stock price by:

•              Attracting and retaining highly competent, performance oriented executives;

•              Rewarding achievements that we believe will increase the value of Cytec’s stock over time, such as growth in earnings per share and increased returns on invested capital; and

•              Aligning executives’ financial interests with those of stockholders by linking a significant portion of executive compensation to the performance of Cytec’s stock, both through grants of equity incentives and stock ownership guidelines.

Our executive compensation program has three basic components: (i) base salary; (ii) annual incentives; and (iii) long term incentives consisting of three year performance cash awards and ten year stock appreciation rights (“SARs”). These components are discussed in more detail under the heading “Total Direct Compensation Description” below. We also maintain benefits programs for all employees, including for executive officers, that we believe are competitive with those of our competitors. These are discussed in more detail under the heading “Benefits” below.

Our general executive compensation philosophy is to pay for performance. We target executive base salaries and annual bonuses at 5% below the median of a competitive benchmark and long-term incentives, which consist of three years performance cash awards and stock appreciation rights (“SARs”), at the 62.5 percentile of a competitive benchmark. We believe this reduces our fixed costs and emphasizes long-term results which we believe will enhance the value of Cytec stock over time. We believe this compensation structure, and the performance metrics we rely on in determining incentive payments, are likely to result in our executives earning above median compensation over the longer term only when stockholders are also enjoying positive returns on their investments. We place more weight on both performance based compensation and long-term compensation for those executive positions with the broadest scope, primarily our CEO.

Total Direct Compensation Description

The three basic components of executive officer compensation are base salary, annual incentive awards and long-term incentive awards. Each year, the CEO and the Vice President, Human Resources review with the Compensation Committee compensation survey data provided by an independent compensation consultant. Based on feedback from the Compensation Committee regarding the survey data, and the CEO’s views of each officer’s performance, the CEO and Vice President, Human Resources recommend annual salary adjustments, annual incentive awards and annual grants of long term incentives. The Compensation Committee reviews these recommendations and the competitive benchmark data and approves annual salary adjustments, annual incentive awards and annual grants of long term incentive awards for all executive officers other than the CEO. The Compensation Committee reviews competitive benchmark data for the CEO and the performance of the CEO with the independent directors of the Board and makes recommendations on the CEO’s salary and incentive awards. The independent directors discuss these recommendations, revise them if appropriate and then approve a salary adjustment, an annual incentive award and annual grants of long term incentive awards for the CEO. The CEO does not participate in this process. Salary adjustments and changes in the annual incentive awards and long-term incentive awards are the principle means used to ensure that each officer’s compensation is based on his or her performance.

More information on each of the three base components of compensation appears below.

Base Salary:    The target base salary for each executive officer is 5% below the median of a competitive benchmark, with an approximate range of plus or minus ten percent based on experience, sustained individual performance and internal equity. The Committee’s process to determine a competitive benchmark is described under the caption “Competitive Benchmarking” below. Base salaries for each of the six most highly compensated officers (the “named executive officers”) are set forth in the Summary Compensation Table, which appears on page 29.

Annual Incentive Plan:    The target annual incentive for each executive officer, as a percentage of base salary, is the median of a competitive benchmark, with an approximate range of plus or minus ten percentage points based on experience, sustained individual performance and internal equity. Since our targets for base salaries are slightly below median, this means our target annual incentive payments are also slightly below median. The Compensation Committee sets the target conditions for receiving an award typically around the beginning of the relevant performance period. The actual annual incentive award paid can range from 0 to 200% of the target percentage based on achievement of the target conditions as described below.

For all executive officers except the two Business Unit Presidents, the annual incentive multiplier (the “Corporate Incentive”) is based 60% on achievement of target fully diluted earnings per share adjusted to exclude special items (“adjusted EPS”) and 40% on achievement of important non-financial corporate objectives. At the end of each year, the officer group collectively assesses its performance in achieving the non-financial objectives for that year and recommends a percentage ranging from 0 to 200% of target be used on this part of the annual cash bonus calculation. The CEO presents this recommendation to the Compensation Committee which considers this recommendation, among other factors, in determining the achievement factor for non-financial objectives for all officers, including the CEO. The Committee also reviews the actual adjusted EPS against the adjusted EPS target for the year, which, together with the non-financial element, determines the combined full bonus amount. The payout on the annual cash bonus and all other compensation for the CEO is subject to approval by the independent directors of the Company’s board. Adjusted EPS is a non-GAAP financial measure that is calculated by excluding special items such as restructuring and asset impairments, among other items, which are discussed as special items in our quarterly earnings releases. Except in cases of material under or over performance, the same Corporate Incentive applies to each of these officers since the Company believes a common multiplier applied to the individual incentive targets fosters the teamwork necessary for success. The annual incentive multiplier for each of the two Business Unit Presidents is based 70% on achievement of the EBIT target and other non-financial objectives of their respective business units and 30% on the Corporate Incentive. The Compensation Committee generally sets the target adjusted EPS condition equal to our adjusted EPS as set forth in the annual business plan for the relevant performance period. The target adjusted EPS for 2006 and 2007 is discussed at page 30 below. The Compensation Committee set the 2008 target adjusted EPS at $4.25 per share. The Compensation Committee sets the non-financial objectives target based on their view of our most important non-financial objectives during that year after considering the CEO’s recommendations in regard thereto. In both 2006 and 2007, there were eight categories of these objectives as follows: safety, health and environmental performance; strategic planning; investor relations; technology; manufacturing and operations; management development and diversity; finance; and the integration of Surface Specialties. The Compensation Committee has the discretion to adjust the financial and non-financial targets as it deems appropriate. In 2006, the Compensation Committee used its discretion to decrease the adjusted EPS targets for 2006 by $.04 per share from the targets established at the beginning of the year to reflect the divestiture of the water treating and acrylamide product lines at the beginning of the fourth quarter of 2006. The annual incentives for the 2006 and 2007 performance periods paid to the named executive officers consistent with these determinations are set forth in the Summary Compensation Table. The Compensation Committee approved the annual incentives paid to all officers other than the CEO and the independent directors of the Board approved the annual incentives paid to the CEO.

Long-Term Incentives (“LTIs”):    Each executive officer is awarded annual grants of LTIs based on the 62.5 percentile of a competitive benchmark for long-term incentive awards, with an approximate range of plus or minus ten percent based on experience, sustained individual performance and internal equity. Cytec’s long-term incentives consist of performance cash awards and SARs. Approximately 30% of the value of the LTIs is awarded in grants of performance cash and 70% is awarded in SARs. The Compensation Committee believes this ratio strikes the right balance between medium and long-term incentives. The actual performance cash paid can range from 0 to 200% of the target and is based 50% on achievement of target adjusted EPS in the third year after the date of grant and 50% on achievement of target return on invested capital (“ROIC”) in the third year after the date of grant. ROIC measures the economic returns on capital invested and is widely used by investors, analysts and corporate managers to evaluate performance. The target for adjusted EPS in the third year is set at the amount that represents 10% compounded annual growth in adjusted EPS from the year immediately prior to the date of the grant, so the target adjusted EPS for a par payout for the 2010 performance period is $5.19. There is a minimum payout of 50% of the award for 4% compounded annual growth and a maximum payout of 200% of the award for 14% compounded annual growth. The targets for ROIC in the third year are calculated assuming adjusted earnings in the first year as set forth in the Company’s business plan and then using the same growth rates as for adjusted EPS targets and the Company’s assets and current liabilities adjusted for projected working capital changes and capital expenditures. Based on this methodology, the target ROIC for a par payout for the 2010 performance period is 8.1%. The Company believes that achievement of these goals is consistent with shareholders’ interests because it believes that companies with increasing EPS and increasing ROIC will have an appreciating stock price. The adjusted EPS is also consistent with management’s published goal that the Company’s adjusted EPS should increase at a double digit percentage rate over the course of a business cycle. The Company believes that three years is an appropriate period of time over which to provide executives incentives to improve the medium term performance of the Company. The Compensation Committee has the discretion to adjust the targets as it deems appropriate. In February, 2006 the Compensation Committee used its discretion to decrease the adjusted EPS targets for 2006 and 2007 to reflect the Company’s adoption of FAS 123R, which resulted in a reduction in adjusted EPS due to the recognition of stock option expense. Shortly after year-end of the final year of the award, the Compensation Committee meets to review actual ROIC and adjusted EPS against the targets to determine the payout of the performance cash award. The payout for the CEO is subject to approval by the Board of Directors. Starting in 2008, the Committee allows each projected recipient of a performance cash award to choose in advance of the time the award is granted whether the award will be payable in cash or shares of our common stock valued at their fair market value on the date of the grant.

The grant exercise price of SARs granted after October 2006 is equal to the closing price of Cytec common stock on the date of the grant. Prior to October 2006, the grant price was equal to the closing price of Cytec common stock on the day before the day of the grant. The change in practice was made in order to avoid administrative disclosures required if the grant price of SARs is less than the closing price on the date of grant. The SARs have a ten year term and vest in equal installments on the first three anniversaries of the date of the grant. The SARs are settled in stock, which means that on exercise, an officer receives a number of shares of Cytec common stock equal to the number of SARs exercised multiplied by the excess of the then current price of Cytec common stock over the grant price of the SAR divided by the then current price of Cytec common stock. Because the SARs have value only if the price of the Company’s stock increases, the Company believes that grants of SARs closely align executives’ interests with those of our shareholders. Both the performance awards and the SARs have an important retention element since any unexercised performance awards and SARs are generally immediately terminated on voluntary termination by an executive. In the event an executive retires, he retains a pro rata portion of any unexercised performance cash awards and all SARs issued more than eight months previously and the period in which he or she may exercise any unexercised options is reduced to a maximum of three years and four months after the date of his or her retirement.

The performance cash awards and the SARs are granted under the provision of our 1993 Stock Award and Incentive Plan (the “1993 Plan”). We generally grant LTIs to executive officers only on the date of the first meeting of the Compensation Committee each year although we may from time-to-time also grant LTIs on the date an executive officer is hired or promoted. The first meeting of the Compensation Committee each year is typically held the day before we release our earnings for the preceding year. LTIs granted to the CEO are subject to ratification by the independent directors of the Board.

Compensation Program Review

The Compensation Committee is responsible for reviewing and approving compensation arrangements for our executive officers other than the CEO, and for reviewing and recommending to the independent directors of the Board compensation arrangements for the CEO. The Compensation Committee meets at least three times annually. At a minimum, on an annual basis, the Compensation Committee determines the amount of salary adjustments and annual and long-term incentives awarded to executive officers, determines the criteria for achieving annual and long-term incentive awards, determines whether the conditions to payment of past awards have been met and evaluates its own performance. To the extent these matters relate to compensation of the CEO, they are also approved or ratified by the independent directors of the Board. The Compensation Committee periodically reviews all of the components of our compensation program to make sure they are best serving our needs in light of changing standards and market conditions.

The Compensation Committee retained The Hay Group (“Hay”) during the annual compensation cycle ending January 2006 to review our executive compensation practices, to benchmark our compensation practices against those of competitors and general industry, and to establish competitive benchmarks for total direct compensation for our executive officers. After reviewing and discussing Hay’s report on our executive compensation practices, the Compensation Committee concluded that our practices were generally consistent with our objectives and competitive benchmarks, although we made three significant changes to our executive compensation program:

•              The Committee decided to substitute stock settled SARs for stock options effective for grants after January 1, 2006. The Committee considered numerous possible equity-linked incentives. The Committee concluded that stock settled SARs were the best equity-linked incentive for us to offer our executives because stock settled SARs result in reduced issuance of our common stock as compared to a stock option grant of equivalent value. Additionally, we preferred to utilize an equity incentive such as stock settled SARs, that has a determinable value for accounting purposes on the date of grant, subject to limited exceptions, rather than equity incentives such as cash settled SARs which have mark-to-market accounting treatment.

•              The Committee decided to substitute performance cash awards for performance stock awards and to establish two conditions for payout instead of one, in each case effective for grants made after January 1, 2006. The Committee made the change to performance cash from performance stock primarily to reduce issuance of our common stock under the 1993 Plan given the limited availability to issue common stock under such plan. The Committee also established a second condition, increasing ROIC, for full vesting of performance cash awards. The Committee added this metric because it believes companies with increasing ROIC are valued more highly by investors.

•              The Committee decided to alter the balance of LTI awards over a two year period from approximately 15-20% in value of three year performance grants and 80-85% in value of long-term equity-linked grants to approximately 30% in value of three year performance grants and 70% in value of long-term equity-linked grants for grants made in or after 2007. The Committee believed this change was appropriate to place more emphasis on medium term performance.

The Compensation Committee retained Towers Perrin (“Towers Perrin”) during the annual compensation cycle ending January 2008 to review our executive compensation practices, to benchmark our compensation practices against those of competitors and general industry and to establish competition benchmarks for total direct compensation for our executive officers. After reviewing and discussing Towers Perrin’s report on our executive compensation practices, the Compensation Committee concluded that our executive compensation philosophy, policies and procedures were generally consistent with our objectives and competitive benchmarks.

Competitive Benchmarking

The Compensation Committee relies on competitive benchmarks for total direct compensation for each of its executive officers to help it determine the appropriate compensation for those officers. For the compensation cycles ending in January 2005 and January 2006 the Committee used Hay to help it establish competitive benchmarks. The Committee determined to use a benchmark weighted 60% to executive compensation in the chemical industry and 40% to executive compensation in general industry. The Committee believes this weighting reflects an appropriate balance of the companies from which the Company might recruit future executives. The Compensation Committee established a group of peers in the chemical industry that are subject to Securities and Exchange Commission disclosure requirements regarding executive compensation of their five most highly compensated officers (the “Peer Group”). The Compensation Committee selected the individual companies in the Peer Group because they directly compete with the Company or are similar to the Company in the size and scope of their operations. The Compensation Committee also considered the recommendation of management and Hay on the members of the Peer Group. The Peer Group was balanced by size so that half of the companies had revenues greater than the Company, and the other half had revenues less than the Company. The Peer Group used in 2005 consisted of the 15 companies listed below.

Air Products & Chemicals Inc.

Albemarle Corp.

Arch Chemicals Inc.

Cabot Corp.

Crompton Corp.

Eastman Chemical Co.

Engelhard Corporation

Rohm & Haas Co.

Ferro Corp.

FMC Corp.

Great Lakes Chemical Corp.

Hercules Inc.

Hexcel Corporation

The Lubrizol Corporation

Praxair, Inc.

Compensation for executive officer positions generally reported by the Peer Group in their public filings, including the CEO and the CFO, was used to set half of the competitive benchmark for the chemical industry for those executive officer positions. The remaining half of the competitive benchmark for the chemical industry for those officer positions, and all of the competitive benchmark for the chemical industry for other executive officer positions was determined from Hay’s proprietary Chemical Industry compensation database. Hay’s Chemical Industry Compensation database consisted of compensation data for more than 50 chemical companies (including 8 companies also in the Peer Group) acquired by Hay in the course of its extensive compensation consulting work. The competitive benchmark for general industry was determined from Hay’s proprietary General Industry compensation database, which consisted of compensation data for more than 200 companies, including all of the companies included in the Chemical Database. Hay utilized its compensation databases to price each executive position on the basis of job function, job size and organization size/revenue. Job size was determined using Hay’s proprietary method based on a position’s functional breadth, reporting relationships, geographical scope, and other complexity factors. Because Peer Group data in then available proxy statements was for the 2004 year, and Hay’s compensation databases were current as of mid-2005, Hay adjusted the compensation data upwards by 4% to reflect estimated overall executive pay movement to bring the data current to estimated 2006 levels. Hay utilized its proprietary expanded Black-Scholes model to evaluate options and SARs and its proprietary performance share/performance unit calculator to value performance shares and performance cash so that comparisons would be on an “apples-to-apples” basis.

The Compensation Committee does not believe it is necessary to evaluate competitive benchmark standards in such a rigorous manner every year since it believes competitive standards take more than one year to change significantly. Accordingly, for the compensation cycle ended January 2007 the Committee used a database from Equilar, Inc. to update the analysis for the Peer Group on the basis of the most recent proxy statement disclosure available, generally for the year ended 2005, and also continued to rely on the benchmark data provided by Hay the previous year, adjusted upwards in each case by 4.5% to reflect estimated overall executive pay movement to bring the data current to estimated 2007 levels. The Compensation Committee modified the Peer Group to include Chemtura, a new entity formed from the combination of Crompton Corp. and Great Lakes Chemical Corp. and to delete Engelhard, which was acquired by a much larger company earlier in 2006, as well as Crompton and Great Lakes.

For the compensation cycle ending in January 2008, the Committee retained Towers Perrin to help it establish competitive benchmarks, using the same Peer Group as previously and Towers Perrin’s proprietary 2006 General Industry and Chemical Industry databases.

Stock Ownership Guidelines: We require each officer to attain and hold an ownership stake in our Company that is a specified multiple of his or her salary as set forth below:

Position	Multiple of Annual Base Salary

Chief Executive Officer	8
Chief Financial Officer	5
President, Cytec Specialty Chemicals	5
President, Cytec Engineered Materials	5
Other Officers	3

We think this requirement helps to align executive interests with those of stockholders. Achievement of the required ownership is expected within five years election to a position requiring an increase in target ownership. We determine stock ownership net of any shares with respect to which the economic risk of ownership has been hedged. We include deferred stock awards as shares owned and do not include options, SARs or unvested performance stock as shares owned. At January 31, 2008, all executive officers met their ownership requirements. None of the officers have hedged their position in Cytec stock.

Benefits

With the exception of benefits available under the Executive Supplemental Employee Retirement Plan and the Executive Income Continuity Plan described below, our named executive officers participate in the same employee benefit plans as all other similarly situated U.S. salaried employees.

Flexible Health & Welfare Benefits:    We provide U.S. employees, including our executive officers, with a cafeteria-style health and welfare benefit program, providing a comprehensive choice of coverage, including medical, dental, vision, life and accidental death & dismemberment insurance, disability and long term care coverage and health care and dependent care spending accounts.

Retirement Income Plans:    Our executive officers are entitled to receive benefits as applicable under (i) the Cytec Past Service Retirement Plan (the “Past Service Plan”), (ii) the Cytec Salaried and Nonbargaining Employees Retirement Plan (the “Salaried Plan”), (iii) the Cytec Supplemental Employees Retirement Plan (the “Supplemental Plan”), (iv) the Cytec Excess Retirement Plan (the “Excess Plan”), (v) the Cytec Executive Supplemental Employees’ Retirement Plan (the “ESERP”), (vi) the Cytec Employees Savings and Profit Sharing Plan (the “Existing Savings Plan”), (vii) the Cytec Employees’ Savings Plan (the “New Savings Plan”) , and (viii) the Cytec Supplemental Savings and Profit Sharing Plan (the “Supplemental Savings Plan”). The benefits available under each of these plans are described below. The value for each of the named executive officers of these plans is set forth in the Pension Benefits Table on page         .

Past Service Plan:    This plan is a qualified plan that provides an annual defined pension benefit upon retirement for all Cytec employees who transferred from American Cyanamid Company (“Cyanamid”) in connection with the spin-off of Cytec from Cyanamid relating to their years of service recognized by Cyanamid. The benefit in general is equal to 1.67% of an employee’s final average pay at Cyanamid multiplied by their years of service at Cyanamid less a social security offset. Mr. Lilley is the only named executive officer who is not entitled to benefits under the Past Service Plan since he did not become an employee of Cytec until 1997. Benefits under this plan are subject to reduction for early retirement and are also subject to applicable limitations under IRS regulations.

The Salaried Plan:    This plan is a qualified plan that provides all US salaried and nonbargained hourly employees an annual defined pension benefit upon retirement which is made up of the sum of two components: (i) a benefit which, in general, is equal to 1.33% of the employee’s base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec before January 1, 2008, plus (ii) a roll-up benefit based on credited service recognized by Cyanamid. The roll-up benefit was instituted to partly compensate employees for lower pension accruals at Cytec compared to those they would have received if they had remained at Cyanamid and, in general, is equal to 1.67% of the retiree’s average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service from 1994 through 2003 times the number of years of service at Cyanamid, less amounts payable under the Past Service Plan and subject to certain adjustments including a social security offset. Benefits under this plan are subject to reduction for early retirement and are also subject to applicable limitations under IRS regulations.

Excess Plan:    Under Section 415 of the Internal Revenue Code, a qualified plan may not pay an annual pension benefit to any single retiree of more than a specified amount from time-to-time in effect. This plan is a non-qualified plan for all employees whose benefits would be subject to that limitation that provides a benefit equal to the benefits that would be payable under the Past Service Plan and the Salaried Plan without regard to the limitation under Section 415 of the Internal Revenue Code less any amounts payable to the officer under the Past Service Plan and the Salaried Plan.

Supplemental Plan:    Under Section 401(a)(17) of the Internal Revenue Code, a qualified plan may not include a pension benefit on any individual’s earnings in excess of an annual amount as specified from time-to-time, currently $230,000 per year. This plan is a non-qualified plan for all employees whose earnings in any year exceeded the 401(a)(17) limit that provides a benefit equal to the benefits that would be payable under the Past Service Plan and the Salaried Plan without regard to the limitations under Section 401(a)(17) and Section 415 of the Internal Revenue Code less any amounts payable to the officer under the Past Service Plan, the Salaried Plan and the Excess Plan.

We froze the Salaried Plan effective December 31, 2007 (the “Frozen Date”). As a result, no further benefits will accrue after the Frozen Date under any of the foregoing plans, although all employees including the named executive officers will continue to be credited with service for purposes of early retirement and certain other benefits. Commencing January 1, 2008, we are offering non-bargaining employees participation in the New Savings Plan in place of the Salaried Plan as described more fully below. We believe that the change from a defined benefit plan to a defined contribution plan will help reduce the volatility of our earnings as pension liabilities are subject to large swings with changes in the discount rate, return on asset rate and other assumptions.

ESERP:    This Plan is applicable only to persons who were elected as a corporate officer before April 1, 2007. The benefits payable under this non-qualified plan are calculated in the same manner as the benefits payable under the Salaried Plan except that (i) no IRS limitations on the annual salary covered or annual benefits payable apply, (ii) benefits are calculated on annual salary and target bonus rather than annual salary and actual bonus up to 1/3 of annual salary, (iii) the roll-up benefit in the Salaried Plan is also calculated using target bonus rather than actual bonus up to 1/3 of annual salary, (iv) there is no reduction for commencing benefits at age 60, or as early as age 55 with the approval of the Compensation Committee or after a change in control and (v) members are credited with up to five additional years of service through age 65 at their final annual salary and target bonus. The benefits payable under this plan are offset by benefits payable under the Past Service Plan, the Salaried Plan, the Excess Plan and the Supplemental Plan. Benefits under this plan are available only to eligible employees who have been elected as members of the Plan by the Compensation Committee, except that all executive officers are entitled to certain death and disability benefits. Mr. Lilley is the only current executive officer who has been elected as a full member of this plan. Mr. Cronin was elected as a full member of the plan in June 2007 in connection with his retirement. In the event of a change in control of Cytec, all persons elected as executive officers prior to April 1, 2007, will automatically be elected as full members of this Plan. This plan was intended to provide equivalent benefits as were or would have been available to officers under the Cyanamid Executive Retirement Plan and to encourage the transition of executive management at an earlier age by providing a benefit equal to up to five years of retirement income credits under our other defined benefit pension plans.

Savings Plans:    We currently offer our US employees participation in one of two Savings Plans. The Existing Savings Plan is currently available to all bargaining employees and prior to January 1, 2008 was also available to all non-bargaining employees hired before April 1, 2007. Under this 401(k) plan, participating employees may contribute up to 50% of their pay on a pre-tax or after-tax basis subject to applicable IRS limitations. We provide matching contributions up to 4% of pay. In addition, we made an additional annual contribution for years through 2007 ranging from 0% to 5% of annual base pay based upon growth in our adjusted EPS compared to the previous year. The additional contributions for growth in adjusted EPS was 4% for 2006 and 4% for 2007. Payments are made on a pretax basis and deposited directly to the employees’ qualified savings plan accounts.

We froze the Existing Savings Plan on the Frozen Date with respect to participation by non-bargaining employees and transferred their enrolment and plan balances to an enhanced savings plan (the “New Savings Plan”). The New Savings Plan provides for Company contributions of 3% of annual pay, additional matching contributions of up to 6% of annual pay and will also provide for a ten year transition benefit ranging from 1% to 10% of an employee’s annual pay per year for all participants in the New Savings Plan with more than 10 years of service on the Frozen Date other than employees, such as our Chief Executive Officer, who have been elected as a full member of the ESERP . The transition benefit is intended to compensate long service employees for a limited period for the loss of the accrual of future benefits under the Salaried Plan. We believe that the New Savings Plan is competitive with the retirement plans offered by other chemical companies.

Supplemental Savings Plan:    Benefits under the Existing Savings Plan are limited by various IRS regulations on the salary covered and maximum annual contributions. We offer participation in a supplemental savings plan to all US employees whose benefits under the Existing Savings Plan are limited by IRS regulations. The Supplemental Savings Plan is designed to provide similar benefits to those available under the Existing Savings Plan except that the maximum contribution is limited to 25% of a participant’s annual salary and bonus. Contributions to the Supplemental Savings Plan are held in trust for the benefit of the participants, though the trust fund would be subject to the claims of our creditors. We invest the funds held in trust in actual mutual funds that correspond with various hypothetical investment accounts selected by the participants. Accordingly, the investment returns earned by participants are supported by actual underlying investments made by us. The hypothetical investments available to participants are generally the same as the investment alternatives available under the Existing Savings Plan.

Deferred Stock Awards:    Under Cytec’s 1993 Plan, the Compensation Committee may grant deferred stock awards (“Deferred Stock Awards”). The Committee has generally granted Deferred Stock Awards at an executive officer’s request in lieu of performance stock awards or restricted stock awards that would otherwise vest. Deferred Stock Awards are phantom shares of Cytec stock that accrue dividends in the form of additional shares of Deferred Stock Awards. The Deferred Stock Awards are paid in the form of an equivalent number of shares of Cytec stock after an executive retires. Also under this plan, directors are entitled to receive their annual retainer fees in the form of Deferred Stock Awards rather than cash. These Deferred Stock Awards are paid in shares of actual Cytec stock after the director ceases to be a director.

Deferred Compensation Plan:    Under this plan, an executive officer may elect to defer any compensation in excess of $1 million per year to the extent it would be a non-deductible expense for the Company as a result of IRS section 162(m). Mr. Lilley is the only executive officer who is a member of this Plan. He received a Deferred Stock Award of equivalent value to the compensation deferred under this plan. Mr. Lilley did not defer any compensation under this plan in 2006 or 2007.

Executive Income Continuity Plan:    All executive officers are automatically members of this Plan. This plan is intended to help retain the services of our executive officers and to reinforce and encourage the continuing attention, dedication and loyalty of these executives without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. This plan provides that members will receive a benefit on termination of their employment unless such termination is (i) on account of death, disability or retirement, (ii) by us for cause, or (iii) by the member without good reason (as defined in the plan). Generally, “good reason” for termination by a member involves reductions in compensation or other actions by us inconsistent with the member’s status. The benefit payable is one time annual salary and bonus, or, if the termination occurs after a change in control, three times annual salary and bonus, subject to some exceptions. The plan also provides for certain miscellaneous payments, including relocation payments, certain legal fees, and expenses incurred in seeking new employment.

The amounts payable to Executive Officers in various circumstances under Cytec’s Executive Income Continuity Plan were originally determined in 1994 to duplicate the benefits in similar circumstances under the equivalent plan of Cyanamid, our former corporate parent. In 2000, after reviewing change of control benefits offered by a group of peer companies, the Board determined to increase the change of control benefit from two times annual pay plus bonus to three times annual pay plus bonus so as to provide competitive benefits. The Compensation Committee believes the Executive Income Continuity plan addresses the risk of an executive losing his job, particularly during periods of uncertainty, in a manner that allows the executive to remain focused on the Company’s interests. The Committee further believes that the plan meets specific concerns of executives that are not addressed by other elements of the compensation package. Accordingly, the Committee does not consider benefits that might or might not be paid under the Executive Income Continuity Plan when it establishes other elements of an executive’s compensation.

Compensation Taxation Equalization Plan:    This plan provides that we will reimburse any employee, officer or director for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”) on compensatory payments defined as an excess parachute payment under Code Section 280G, plus all other taxes imposed on the reimbursement.

The American Jobs Creation Act of 2004 provides in part that amounts deferred under a non-qualified deferred compensation plan will be includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless the plan meets certain requirements (the “409A Requirements”), including requirements relating to the definition of a change in control and provisions limiting a participant’s right to accelerate the receipt of benefits under a deferred compensation plan. These provisions affect certain provisions of many of our plans described above, including but not limited to our Supplemental Savings Plan, our Executive Income Continuity Plan, our Deferred Compensation Plan and our 1993 Stock Award and Incentive Plan. As final guidance about 409A Requirements has only recently been released, we have been administering our plans since January 1, 2005 in “good faith” compliance with the 409A Requirements as permitted by the regulations.

Relocation and Expatriation Packages:    We have an international mobility policy, which includes programs, procedures and processes for long term assignments, short term or limited duration assignments and permanent relocation. These policies cover the various aspects of moving, compensation and reimbursement methods and are designed to strike a balance between the costs in the employee’s home country and costs of the new location. For the duration of the assignment, the relocated employee continues to follow as much as possible the home location compensation rules and benefit schedules. This approach facilitates the reintegration process at the conclusion of the assignment. We compare compensation and living expenses to norms and make adjustments or allowances for such factors as sale of home, differences in housing and living costs and differing tax structures. Mr. Fleming is the only executive officer who is currently receiving any benefits under these policies.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)

D. Lilley Chairman, President and Chief Executive Officer(1)	2007 2006	$ $	865,000 828,000	$ $	221,667 350,002	$ $	2,123,267 2,524,934	$ $	1,124,500 794,466	$ $	0 488,650	$ $	104,608 82,386	$ $	4,439,042 5,068,438

S.D. Fleming President - Cytec Specialty Chemicals	2007 2006	$ $	395,000 360,000	$ $	90,421 92,926	$ $	402,610 407,527	$ $	234,630 229,680	$ $	29,835 50,701	$ $	222,126 431,123	$ $	1,374,622 1,571,957

S.C. Speak President – Cytec Engineered Materials	2007 2006	$ $	327,000 315,000	$ $	90,421 92,926	$ $	467,371 394,867	$ $	215,820 155,925	$ $	28,719 40,243	$ $	31,205 33,824	$ $	1,160,536 1,032,785

D.M. Drillock, Vice President and Chief Financial Officer since May 24, 2007, previously Vice President, Controller and Investor Relations	2007 2006	$ $	312,500 260,000	$ $	31,662 42,236	$ $	278,610 245,810	$ $	223,438 113,265	$ $	29,055 50,234	$ $	22,346 16,301	$ $	897,611 727,846

W.N. Avrin Vice President Corporate and Business Development	2007 2006	$ $	300,000 285,000	$ $	87,703 110,612	$ $	301,233 321,417	$ $	175,500 129,533	$ $	31,341 66,163	$ $	41,848 38,603	$ $	937,625 951,328

J.P. Cronin Executive Vice President and Chief Financial Officer through May 24, 2007(2)	2007 2006	$ $	205,000 392,000	$ $	199,491 225,215	$ $	0 687,734	$ $	0 217,756	$ $	1,245,476 101,288	$ $	699,318 27,073	$ $	2,349,285 1,651,066

(1)	The actual present value of Mr. Lilley’s accumulated benefits under all of our defined benefit plans decreased by $64,887 during 2008. Mr. Lilley was elected as a member of our ESERP prior to 2007 with five projected years of service but not past age 65 and he turned age 60 in January 2007. Mr. Lilley’s annual pension benefit is substantially the same at the end of 2007 as at the beginning since he received an extra year of service under all of our defined benefits plans except the ESERP and lost approximately one year of projected service under the terms of the ESERP. Additionally, because Mr. Lilley is one year older, for actuarial purposes the period during which he can expect to receive his pension benefits is less at the end of 2007 than at the beginning.

(2)

In connection with his retirement in June 2007, Mr. Cronin forfeited all 30,000 SARs granted to him in January 2007, 2/3 of the 32,500 SARs granted to him in January 2006 and 1/3 of the 42,000 options granted to him in January 2005. The Company recorded a gain on these forfeitures, in excess of the amounts that were accrued with respect to Mr. Cronin’s remaining SARs and options, so no compensation is reflected for Mr. Cronin in column (f). Also in connection with his retirement, Mr. Cronin was elected to the ESERP with one projected year of service and with no actuarial reduction for beginning benefits at age 55. This had a value of approximately $850,000. Most of the remaining increase in the value of Mr. Cronin’s pension during 2007 was due to his decision to commence his retirement benefits at age 55 taking advantage of the early retirement subsidy available to all employees whose age plus years of service is equal to 65 or more.

The amounts reported in column (c) of the Summary Compensation Table represent the base salary of each of the named executive officers during the periods reported, prior to any deferrals of income by such officers under the terms of our existing Savings Plan or the Supplemental Savings Plan.

The amounts reported in column (e) of the Summary Compensation Table represent the dollar amount we recognized for financial statement reporting purposes with respect to the periods reported in accordance with FAS 123R with respect to Performance Stock Awards made to the named executive officers in 2004 and 2005 and in the case of each of Messrs. Cronin and Avrin also with respect to a special recognition award of restricted stock units with a three year payout granted to each of them in 2005. The assumptions made in these evaluations are incorporated by reference from footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2007.

The amounts in column (f) of the Summary Compensation Table represent the dollar amount we recognized for financial statement reporting purposes with respect to the periods reported in accordance with FAS 123R with respect to grants of options made to the named executive officers in 2004 and 2005 and grants of SARs made to the named executive officers in 2006 and 2007. The assumptions made in this evaluation are incorporated by reference from footnote 5 to our Consolidated Financial Statements for the year December 31, 2007. Generally, the fair value of the option or SAR on the grant date is expensed over the three year vesting period, except that starting in 2006, the fair value of the option or SAR is expensed over the three year vesting period, or if shorter, the period to which an officer is entitled to retire without loss of his option. As a result of this rule change in 2006, we recognized 11/12 and 11/32 of the fair value of the SARs granted in 2006 to Mr. Lilley and Mr. Cronin, respectively and in 2007, we recognized 100% of the fair value of the SARs granted to Mr. Lilley in 2007 compared to 1/3 of the fair value of the SARs granted to the other named executive officers in 2006 and 2007.

The amounts reported in column (g) of the Summary Compensation Table represent the amounts paid under the annual incentive plan with respect to the periods reported prior to any income deferrals. The annual incentive plan is generally described under the heading “Total Direct Compensation-Annual Incentive Plan” above and the annual target amounts for 2006 and 2007 are shown in the Grants of Plan Based Awards table below. The Corporate Incentive for 2006 was 101% of par. It was determined based on adjusted EPS of $3.45, which was 91% of the difference between the threshold for any financial incentive payment of $3.13 adjusted EPS and the $3.48 adjusted EPS target for par payout, and 116% achievement of the 2006 non-financial objectives. The Corporate Incentive for 2007 was 130% of target. It was determined based on adjusted EPS of $3.90, which was 43% of the difference between the $3.59 adjusted EPS target for par payout and the $4.31 adjusted EPS target for a 200% payout, and 111% achievement of the 2007 non-financial objectives. As an example, Mr. Lilley’s annual bonus for 2007 was determined by the following formula:

Annual Bonus = Annual Salary * Target Bonus % [.6(1+ ((Actual 2007 Adjusted EPS – 2007 Target Adjusted EPS) ÷ (2007 200% Target Adjusted EPS – 2007 Target Adjusted EPS))) + .4 (Achievement factor on 2007 non-financial objectives)].

Accordingly,

Annual Bonus = $865,000 * 100% [.6(1+ ((3.90-3.59) ÷ (4.31-3.59))) + .4(1.11)] = $865,000*(.6(1.43) + .4(1.11)) = $865,000(1.30)= $1,124,500

The achievement factor for the non-financial objectives was approved by the Compensation Committee based on their review of non-financial achievements for the periods reported against the objectives established at the beginning of those periods including management’s reports thereon. The annual incentive multipliers for 2006 for Mr. Fleming and Mr. Speak were 116% and 90% respectively based on their business unit’s performance and the 2006 Corporate Incentive of 101%. The annual incentive multipliers for 2007 for

Mr. Fleming and Mr. Speak were 108% and 120% respectively, based on their business unit’s performance and the 2007 Corporate Incentive of 130%.

The amounts reported in column (h) of the Summary Compensation Table represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit plans during the periods reported, including as a result of changes in actuarial assumptions. The actuarial present value of each named executive officer’s accumulated benefit under each of our defined benefit plans at December 31, 2007 is set forth in the Pension Benefits table below.

The amounts reported in column (i) of the Summary Compensation Table include matching contributions by the Company under the terms of our Existing Savings Plan and Supplemental Savings Plan with respect to deferrals by the named executive officers in 2007 as follows: Mr. Lilley, $61,207; Mr. Drillock, $16,607; Mr. Fleming, $23,451; Mr. Speak, $21,040; Mr. Avrin, $17,458; and Mr. Cronin, $16,911. The 2007 amounts reported in this column also include amounts paid with respect to dividends previously withheld on performance stock that vested in 2007 as follows: Mr. Lilley, $22,636, Mr. Drillock, $3,234, Mr. Avrin , $4,398 and Mr. Cronin , $9,054. The 2007 amounts reported in this column also include the values of perquisites and personal benefits provided to each named executive officer who received more than $10,000 in 2007 in perquisites and personal benefits as follows: Mr. Lilley, $20,765; Mr. Fleming, $198,675; Mr. Speak, $10,165; Mr. Avrin, $24,390 and Mr. Cronin, $699,318. Mr. Lilley’s perquisites and benefits consist of financial counseling and tax preparation, fringe insurance, home security and a club membership. Mr. Fleming’s perquisites and personal benefits consist of financial counseling and tax preparation, fringe insurance, reimbursement of his relocation expenses in connection with his move from New Jersey to Brussels, Belgium a housing allowance during his stay in Belgium ($77,214) and other expatriate benefits including car and hardship allowances ($105,724). These amounts were all determined in accordance with our international mobility policy described under the heading “Benefits-Relocation and Expatriation Packages” above and which is generally applicable to all employees relocated across international borders. Approximately half of these amounts were paid in euros. We converted these amounts to US dollars using the average exchange rate for 2007 of US$1.3788 per euro. Mr. Fleming is also entitled to receive a tax equalization payment under his relocation package with respect to his compensation. The payment will be determined as the amount required to reimburse him for any additional income taxes he is required to pay with respect to his compensation (not including his stock and option awards) as a result of his relocation compared with the taxes he would have paid if he had remained in the United States. This amount cannot be calculated until after Mr. Fleming files his 2006 and 2007 US and Belgium tax returns. Mr. Speak’s perquisites and personal benefits consist of financial counseling and tax preparation fees and fringe insurance. Mr. Cronin’s perquisites and personal benefits consist of fringe insurance, home security, vacation pay and $665,500 accrued under the terms of The Executive Income Continuity Plan in connection with his retirement at the request of the Company. Mr. Avrin’s perquisites and personal benefits consist of financial counseling, fringe insurance and a club membership.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#) (i)	Exercise or Base Price of Option Awards ($/sh) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)
		Threshold ($) (c)	Target ($) (d)		Maximum ($) (e)
D. Lilley	1/31/2007	$175,000	$700,000	*	$1,400,000	72,000	$58.22	$1,404,000
	1/31/2007	0	$865,000	**	$1,730,000

S.D. Fleming	1/31/2007	$56,250	$225,000	*	$450,000	20,000	$58.22	$390,000
	1/31/2007	0	$217,250	**	$434,500

S.C. Speak	1/31/2007	$43,750	$175,000	*	$350,000	18,000	$58.22	$351,000
	1/31/2007	0	$179,850	**	$359,700

D.M. Drillock	1/31/2007	$37,500	$150,000	*	$300,000	10,000	$58.22	$195,000
	1/31/2007	0	$117,000	**	$234,000
	5/30/2007	$6,250	$25,000	*	$50,000	10,000	$58.80	$195,900
	5/30/2007	0	$44,842	**	$89,684

W.N. Avrin	1/31/2007	$37,500	$150,000	*	$300,000	13,500	$58.22	$263,250
	1/31/2007	0	$135,000	**	$270,000

J.P. Cronin***	1/31/2007	$75,000	$300,000	*	$600,000	30,000	$58.22	$585,000
	1/31/2007	0	$225,500	**	$451,000

*	Target amount for Performance Cash Award for the 2009 performance period.

**	Target amount for Annual Incentive Award for the 2007 performance period.

***	In connection with his retirement, Mr. Cronin forfeited (i) any right to the annual incentive award granted to him on January 31, 2007, (ii) 2/3 of his Performance Cash Award granted to him on January 31, 2007, and (iii) all 30,000 SARs granted to him on January 31, 2007. The amounts shown in this table are shown prior to such forfeitures.

At its January 31, 2007 meeting, the Compensation Committee finalized annual incentive targets for the 2007 performance period and granted LTIs to each of the named executive officers consisting of a performance cash award and SARs. The performance cash awards have a target pay out as set forth in column (d) above which will be achieved if the targets for adjusted EPS and ROIC in the 2008 performance period are met. See “Total Direct Compensation Description – Long Term Incentives”.

The target amounts for annual incentive awards for the 2007 performance period are set forth in column (d) of the table above. The actual amounts paid in 2008 with respect to these awards are set forth in column (g) of the Summary Compensation Table.

The aggregate fair value of the SARs granted to each of the named executive officers determined as of the date of grant is set forth in column (k) above. These amounts were calculated in accordance with FAS 123R. The assumptions made in this valuation are incorporated by the reference from footnote 15 to our Consolidated Financial statements for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able(2) (c)		Option Exercise Price ($) (e)	Option Expira- tion Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
D. Lilley	200,000	0		$20.4375	1/24/2009			14,709	$905,780
	130,000	0		$24.4375	1/23/2010
	130,000	0		$33.6300	1/21/2011
	130,000	0		$24.0000	1/20/2012
	130,000	0		$26.7000	1/19/2013
	100,000	0		$37.1100	1/20/2014
	66,666	33,334		$47.5900	1/18/2015
	26,666	53,334		$49.4900	2/7/2016
		72,000		$58.2200	1/30/2017

S. D. Fleming	7,500	7,500		$47.5900	1/18/2015			6,000	$369,480
	7,333	14,667		$49.4900	2/7/2016
	0	20,000		$58.2200	1/30/2017

S. C. Speak	20,000	0		$26.7000	1/19/2013			6,000	$369,480
	25,000	0		$37.1100	1/20/2014
	15,000	7,500	(2)	$47.5900	1/18/2015
	6,666	13,334		$49.4900	2/7/2016
	0	18,000		$58.2200	1/30/2017

D. M. Drillock	18,200			$24,4375	1/23/2010			2,101	$129,380
	18,200			$33.6300	1/21/2011
	18,200			$24.0000	1/20/2012
	18,200			$26.7000	1/19/2013
	15,000			$37.1100	1/20/2014
	10,000	5,000		$47.5900	1/18/2015
	4,000	8,000		$49.4900	2/7/2016
		10,000		$58.2200	1/30/2017
		10,000		$58.8000	5/29/2017

W. N. Avrin	11,540	0		$20.4375	1/24/2009	666	$41,012	2,858	$175,996
	16,000	0		$24.4375	1/23/2010
	25,000	0		$33.6300	1/21/2011
	28,000	0		$24.0000	1/20/2012
	28,000	0		$26.7000	1/19/2013
	20,000	0		$37.1100	1/20/2014
	13,333	6,667		$47.5900	1/18/2015
	5,000	10,000		$49.4900	2/7/2016
		13,500		$58.2200	1/30/2017

J. P. Cronin	2,900	0		$33.6300	6/30/2008	1,333	$82,086	5,884	$362,337
	28,000	0		$47.5900	6/30/2008
	10,833	0		$49.4900	6/30/2008

(1)	All exercisable options are fully vested

(2)	The options shown in this column have the following vesting dates: (1) the options with an exercise price of $47.59 vested on 1/19/2008; one-half of the options with an exercise price of $49.49 vested on February 8, 2008 and the other half will vest on February 8, 2009, one-third of the options with an exercise price of $58.22 vested on January 31, 2008, one-third will vest on January 31, 2009 and the final third will vest on January 31, 2010; and one-third of the options with an exercise price of $58.80 will vest on May 30, 2008, one-third will vest on May 30, 2009 and the final third will vest on May 30, 2010.

Up until 2006, we made annual grants of stock options to each named executive officer. In 2006, we substituted SARs for stock options. See “Compensation Program Review”. Accordingly, all of the securities reported in columns (b) and (c) of the Outstanding Equity Awards table represent stock options except for the securities expiring on or after February 7, 2016 which are SARs. The units reported in column (g) of the Outstanding Equity Awards table represent special recognition awards of restricted stock units with a three year payout granted to Mr. Avrin and Mr. Cronin. The unvested equity awards reported in column (g) represent performance stock awards that had not vested as of December 31, 2007. Subsequent to year end, the Compensation Committee determined that the performance condition for vesting each award shown was met at the 131% level and each named executive officer received 65.5% of the full amount of this award, or an equivalent Deferred Stock Award in lieu thereof. See “Compensation Program Review”. The value of the unvested equity incentive awards set forth in column (j) above was determined using the closing price of Cytec common stock on December 31, 2007, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
D. Lilley	230,000	$6,674,475	18,863	$1,098,204
S.D. Fleming	38,000	$1,188,071	3,741	$217,801
S C. Speak	1,500	$33,942	3,741	$217,801
D.M. Drillock	10,800	$129,986	2,695	$156,903
W.N. Avrin	6,200	$139,902	3,665	$213,376
J.P. Cronin	313,100	$10,343,454	7,545	$439,270

Columns (b) and (c) in the Option Exercises and Stock Vested table set forth the number of options exercised during 2007 by each of the named executive officers and the pre-tax value realized on exercise. Column (d) of the Option Exercises and Stock Vested table sets forth the number of shares of performance stock that vested during 2007 (or would have vested if they had not been voided in return for a Deferred Stock Award) in the name of each named executive officer. All of the shares that vested were for Performance Stock Awards granted in January 2004. The performance condition for 2006 was satisfied at the 200% level so the maximum amount of the award vested in the officer’s name in January 2007. Each of Messrs. Fleming and Speak elected to defer receipt of his performance stock and instead received a Deferred Stock Award of similar amount. Dividends are not paid on performance stock prior to the time it vests but the withheld dividends are paid if and when any shares vest. Named executive officers who elected to defer receipt of their performance shares also received the equivalent value of the withheld dividend payments as an additional Deferred Stock Award which is included in the amount shown in column (d). Since Messrs. Lilley, Avrin, Cronin and Drillock took possession of their vested performance stock (less shares withheld for tax in the case of Messrs. Avrin and Drillock), their previously withheld dividends were paid in cash which is reported in column (i) of the Summary Compensation Table.

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
D. Lilley	Salaried Plan	11	$238,991
	Supplemental Plan	11	$737,855
	ESERP	15	$2,062,006

S.D. Fleming	Past Service Plan	11	$67,331
	Salaried Plan	14	$252,432
	Supplemental Plan	14	$112,425

S.C. Speak	Past Service Plan	1	$2,534
	Salaried Plan	14	$170,821
	Supplemental Plan	14	$79,413

D.M. Drillock	Past Service Plan	11	$139,615
	Salaried Plan	14	$321,846
	Supplemental Plan	14	$144,500

W.N. Avrin	Past Service Plan	16	$200,501
	Salaried Plan	14	$325,826
	Supplemental Plan	14	$217,453

J.P. Cronin	Past Service Plan	11	$207,056
	Salaried Plan	13	$465,091
	Supplemental Plan	13	$734,017
	ESERP	14	$891,703

The table above shows the present value of the accumulated benefits at December 31, 2007 for each of the named executive officers under our defined benefit retirement plans assuming each named executive officer other than Mr. Cronin retires at the earliest age at which he is entitled to retire without any reduction in benefits for retiring before the normal retirement age of 60 under the ESERP and 65 for all the other plans and using the actual date, June 30, 2007, that Mr. Cronin retired. Under the terms of the Past Service Plan, the Salaried Plan and the Supplemental Plan participants whose age plus years of service is at least 65 may retire at age 62 without any reduction in benefits for their early retirement. All of the named executive officers met this condition at December 31, 2007. All of the plans are described under the heading “Benefits” above. Because no benefits have been accumulated under the Excess Plan for any of the named executive officers, it was not included in this table. None of the named executive officers has received any credits under any of the retirement plans for years not actually worked at Cyanamid or Cytec except for Mr. Lilley who has been credited with four projected years of service under the ESERP, Mr. Cronin who has been credited with one projected year of service under the ESERP and Mr. Speak who has been credited with an additional nine years of service not shown in the table above for his work at a business acquired by Cyanamid in 1992. Mr. Speak’s additional years of service are not shown in the table because they are not credited for purposes of determining his annual pension benefit, although they are credited for determining whether he meets the rule of 65. The valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit are incorporated by reference from footnote 15 to our Consolidated Finance Statements for the year ended December 31, 2007.

Also under the terms of the Past Service Plan, the Salaried Plan and the Supplemental Plan, participants whose age plus years of service is at least 65, may retire as early as age 55 with reduced benefits. Because the reduction in benefits is less than actuarially required, the present value of the accumulated benefits under these plans as shown in column (d) of the Pension Benefits table is less than the present value of the accumulated benefit to each of the named executive officers (other than Mr. Lilley) if he had actually retired at December 31,

2007. The present value of each named executive officer’s accumulated retirement benefits had he retired on December 31, 2007 is shown in column (b) of the Potential Payments Upon Termination or Change in Control table on page     .

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Balance at Last FYE ($) (e)
D. Lilley	$70,742	$53,999	$879,378	$10,047,002
S.D. Fleming	$264,601	$14,451	$78,271	$968,652
S.C. Speak	$282,280	$12,078	$104,834	$1,268,227
D.M. Drillock	$12,688	$7,729	$4,206	$940,920
W.N. Avrin	$21,506	$8,777	$24,551	$301,498
J.P. Cronin	$61,273	$11,444	$493,657	$5,839,962

Contributions of non-qualified deferred compensation in 2007 by the named executive officers consisted of contributions to the Supplemental Savings Plan and elections to receive Deferred Stock Awards in lieu of Performance Stock Awards that otherwise would have vested. All of the amounts reported in column (b) consist of contributions by the named executive officer to the supplemental savings plan except in the cases of Mr. Fleming and Mr. Speak where the amounts also include $217,774 in value of Deferred Stock Awards (valued at the closing price of common stock of CYT on January 31, 2007) received by them in lieu of performance stock awards which otherwise would have vested on that date. The named executive officer’s contribution to the supplemental savings plan are included in the amounts reported in column (c) and (g) of the Summary Compensation table. Registrant Contributions reported in column (c) of the table above are matching contributions we paid for the benefit of the named executive officers under the terms of our Existing Savings Plan and the Supplemental Savings Plan. All of these amounts are reflected in column (i) of the Summary Compensation Table.

Aggregate earnings during 2007 on non-qualified deferred compensation reported in column (d) of the table above were calculated by valuing each named executive officer’s hypothetical investments in the Supplemental Savings Plan and his Deferred Stock Awards at December 31, 2007 less the value of his hypothetical investments and Deferred Stock Awards at December 31, 2006 less executive and registrant contributions during 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name (a)	Voluntary or Termination by Company for “Cause” ($) (b)	Resignation by Executive for “Good Reason”, Termination by Company without “Cause” (c)	Death (d)	Disability (e)	Change in Control (f)
D. Lilley
Cash Severance		$1,730,000			$5,190,000
Accelerated Vesting of LTIs			$2,958,851	$2,958,851	$5,058,851
Present Value of Retirement Benefits	$3,038,824	$3,038,824	$1,519,412	$3,038,824	$3,398,873
Benefits Continuation		$24,870			$24,870
280G Excise Tax Gross Up					$4,214,850

Total	$3,038,824	$4,793,694	$4,478,263	$5,997,674	$17,887,444

S.D. Fleming
Cash Severance		$612,250			$1,836,750
Accelerated Vesting of LTIs			$943,929	$943,929	$1,618,929
Present Value of Retirement Benefits	$612,170	$612,170	$1,004,549	$2,009,097	$2,391,802
Benefits Continuation		$40,441			$40,441
280G Excise Tax Gross Up					$2,410,162

Total	$612,170	$1,264,861	$1,948,478	$2,953,026	$8,298,084

S.C. Speak
Cash Severance		$506,850			$1,520,550
Accelerated Vesting of LTIs			$871,093	$871,093	$1,396,093
Present Value of Retirement Benefits	$358,059	$358,059	$578,972	$1,157,944	$1,376,039
Benefits Continuation		$33,215			$33,215
280G Excise Tax Gross Up					$1,518,975

Total	$358,059	$898,125	$1,450,065	$2,029,037	$5,844,871

D. M. Drillock
Cash Severance		542,500			1,627,500
Accelerated Vesting of LTIs			495,783	495,783	947,450
Present Value of Retirement Benefits	$858,459	858,459	1,063,111	2,126,221	2,457,188
Benefits Continuation		24,870			24,870
280G Excise Tax Gross Up					1,896,050

Total	$858,459	1,425,830	1,558,893	2,622,004	6,953,058

W.N. Avrin
Cash Severance		$435,000			$1,305,000
Accelerated Vesting of LTIs			$585,527	$585,527	$1,035,527
Present Value of Retirement Benefits	$1,053,609	$1,053,609	$1,189,103	$2,378,207	$2,725,526
Benefits Continuation		$33,215			$33,215
280G Excise Tax Gross Up					$1,738,314

Total	$1,053,609	$1,521,824	$1,774,630	$2,963,733	$6,837,582

J.P. Cronin
Cash Severance		$635,500
Accelerated Vesting of LTIs
Present Value of Retirement Benefits		$1,427,087
Benefits Continuation		$28,456
280G Excise Tax Gross Up

Total		$2,091,043

1.	The values in this table were calculated assuming that termination of the named executive officer occurred on December 31, 2007 except for Mr. Cronin, who retired at the Company’s request on June 30, 2007 and is receiving benefits as set forth in column (c).

2.	In connection with Mr. Fleming’s appointment as President, Cytec Specialty Chemicals, he accepted a temporary relocation to Brussels, Belgium. Under the terms of his relocation agreement, we have agreed that at the end of his assignment for any reason, we will pay for his relocation back to the United States. The value of this benefit is not readily quantifiable and is not included in the Potential Payments Upon Termination or Change in Control Table.

On termination of employment of any of our US employees, including any of the named executive officers, for any reason, the employee is entitled to receive his unpaid base salary through the date of termination, compensation for any vacation days accrued in the year of his termination but not taken, his vested retirement benefits accrued under our retirement plans, any vested non-qualified deferred compensation account balances and to exercise his then exercisable options and SARs. These benefits are called the Basic Termination Benefits and the value of each executive officer’s non-qualified deferred compensation balance is set forth in column (e) of the Non-qualified Defined Compensation table. The value of each named executive officer’s exercisable options and SARs at December 31, 2007, calculated as the difference between the closing price of our common stock and the exercise price of his options or SARs awards, was: Lilley $29,812,374; Drillock $3,058,766; Fleming $193,581; Speak $1,599,792; Avrin $4,533,073; and Cronin $603,746. The present value of an employee’s vested retirement benefits on the date of his termination depends on the reasons for his termination and is described further below.

If we terminate employment of a named executive officer for Cause as defined in the Executive Income Continuity Plan, or if a named executive officer terminates his employment voluntarily and without Good Reason as defined in the Executive Income Continuity Plan, the named executive officer is entitled only to the Basic Termination Benefits. The present value of each named executive officer’s accumulated retirement benefits in this circumstance is set forth in column (b) of the Potential Payment on Termination or Change in Control table.

If we terminate the employment of a named executive officer without Cause or if a named executive officer terminates his employment for “Good Reason,” the executive is entitled to receive the Basic Termination Benefits plus (i) severance of one year base salary and the greater of his target annual incentive award calculated on his current base salary or the average percent payout on his target annual incentive during the two preceding years multiplied by his target annual incentive award and (ii) continuation for two years of all employee benefit plans and programs other than retirement benefit plans and disability benefits. The amounts of these additional benefits for each of the named executive officers are set forth in column (c) of the Potential Payments upon Termination or Change in Control table. These additional payments are payable under the terms of our Executive Income Continuity Plan. These additional amounts are not payable unless the named executive officer waives all claims against us arising out of termination of his employment or for any period after the named executive officer violates the term of his non-compete agreement with us.

In the event of the death of an executive officer, the estate of the named executive officer would be entitled to receive his Basic Termination Benefits. In lieu of the named executive officer receiving benefits under our retirement plans, the spouse of any named executive officer would be entitled to receive a benefit under our retirement plans. For officers whose age plus years of service equals at least 65, the spouse’s benefit would be calculated as if the named executive officer had been elected a full member of the ESERP with five years of projected service, elected a joint and 50% survivor annuity option, had retired on the date of his death and had survived to age 60. The present value of this benefit is set forth in the retirement benefits row of column (d) of the Potential Payments upon Termination or Change in Control table. The named executive officer’s estate would also be entitled to retain his nonexercisable stock options and SARs which would remain exercisable in accordance with their terms for a minimum period until one year after the date the last such option or SAR became exercisable. His estate would also be entitled to retain all of the Performance Stock Awards granted to him in 2005, 2/3 of the Performance Stock Award granted to him in 2006 and 1/3 of the Performance Cash Award granted to him in 2007, and would receive payment on those portions of the award if and when the performance condition for those awards were satisfied for the 2007, 2008 and 2009 performance periods, respectively. In addition, the estates of Messrs. Avrin and Cronin would be entitled to retain special recognition awards of Restricted Stock Units with a three year payout granted in 2005. The aggregate value of (i) the currently nonexercisable options and SARs and the special recognition awards (valued in each case at the difference between the closing price of our common stock at December 31, 2007 and the exercise price of the awards), (ii) the Performance Stock Awards (valued as if the target conditions for 100% vesting were met valued at the closing price of our common stock at December 31, 2007 without any discount for the delays until the vesting date) and (iii) the Performance Cash Award (valued as if the target conditions for 100% vesting were met without any discount for the delay until the vesting date) is set forth in the accelerated vesting of LTIs row of column (d) in the Potential Payments Upon Termination or Change in Control.

In the event employment of a named executive officer is terminated by reason of his total and permanent disability, as defined in the Salaried Plan, the named executive officer would be entitled to receive exactly the same amounts as his estate would have received in the event of his death except with respect to his retirement benefits. Under the terms of the ESERP, on his total and permanent disability the named executive officer would be entitled to receive on a current basis his annual pension benefit under the retirement plans without any actuarial reduction. The present value of this benefit is set forth in the Present Value of Retirement Benefits row of column (e) of the Potential Payments Upon Termination or Change in Control table.

Under our Executive Income Continuity Plan, if after a change in control a named executive officer terminates his employment for Good Reason or has his employment terminated by the Company without Cause, he will be entitled to receive severance of three year’s base salary and the greater of three times his target annual incentive award calculated on his then current base salary or the average percentage payout on his target annual inventive award during the two preceding years multiplied by his target annual incentive award and (ii) continuation for two years of all employee benefit plans and programs other than retirement benefit plans and disability benefits. The amounts of these benefits are set forth in the Cash Severance and Benefits Continuation rows of column (f) of the Potential Payment upon Termination or Change in Control table. Additionally, under the terms of the 1993 Plan and the awards made thereunder, all Performance Stock and Performance Cash would vest in the name of each executive as if the 200% target conditions had been met and all unexercisable stock options would vest and be exercisable. The aggregate value of these benefits is set forth in the Accelerated vesting of LTIs row of column (f) of the Potential Payment Upon Termination or Change in Control.

Under the ESERP, on a change in control, each of the named executive officers would become a full member of the ESERP entitled to five additional years of service. Additionally, if the named executive officer’s employment was thereafter terminated by the Company without cause or by the executive for Good Reason, the executive would be entitled to receive retirement benefits at age 55 without any actuarial reduction. To the extent the present value of this benefit exceeds the present value of the benefits payable to the named executive officers under the qualified plans, it will be paid to the officers in a lump sum calculated using discount rates and assumptions specified in the ESERP. The present value of each named executive officer’s accumulated retirement benefits in this circumstance is set forth in column (f) of the Potential Payments on Termination or Change in Control.

The 280G Excise Tax Gross Up line for each of the named executive officers shows the amount that would be payable to each officer under our Compensation Taxation Equalization Plan if the named executive officer were terminated without Cause on December 31, 2007 after a change in control of the Company. See “Benefits – Compensation Taxation Equalization Plan”.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Total ($) (e)
C.A. Davis	$10,000	$87,056	$17,845	$114,901
A.G. Fernandes		$90,901	$17,845	$108,746
L.L. Hoynes		$94,694	$17,845	$112,539
B.C. Johnson	$60,000	$39,741	$17,845	$117,586
C.P. Lowe*	$11,301	$6,254		$17,555
W.P. Powell	$60,000	$32,056	$17,845	$109,901
T. Rabaut*	$50,328	$38,434		$88,762
J.R. Satrum	$60,000	$32,056	$17,845	$109,901
R.P. Sharpe		$89,921	$35,691	$125,612
J.R. Stanley	$5,000	$87,056	$17,845	$109,901

*	Mr. Rabaut and Ms. Lowe joined our Board on February 1, 2007 and October 18, 2007 respectively.

Effective January 1, 2006, our directors are paid partly in cash and partly with grants of restricted stock. These are explained in more detail below. Our director compensation program applies only to directors who are not employed by Cytec or any of its subsidiaries. Mr. Lilley is the only director employed by Cytec or any of its subsidiaries.

Annual Retainer Fee:    Each director is paid an annual retainer fee of $55,000 in cash. Chairs of committees of the Board also receive an additional $5,000 for such service, or $10,000 in the case of the chair of the Audit Committee. This annual retainer fee is paid in two semi-annual installments in arrears and is prorated if a director serves for only part of a calendar year. Directors may elect to receive their annual retainer fee in the form of a Deferred Stock Award. A Deferred Stock Award represents a phantom grant of Cytec’s common stock and is awarded under the 1993 Stock Plan. Dividend equivalents are paid on Deferred Stock Awards in the form of additional Deferred Stock Awards. Once a director is no longer serving as a director, the Deferred Stock Award is paid to the director in actual shares of our common stock either in a lump sum or over a period of up to 15 years depending on the director’s election. The $55,000 Annual Retainer fee, or a pro rata portion thereof, is reflected in column (b) above for the five directors who receive this fee in cash and in column (c) of the table above for the five directors who receive this fee in the form of a Deferred Stock Award.

Restricted Stock Award:    Commencing in 2006, we grant each director a Restricted Stock Award for $55,000 in value of Cytec common stock on the date of each Annual Meeting of Stockholders if the director is to continue in office past the date of that Annual Meeting. These awards are made pursuant to the 1993 Plan. The number of shares of Restricted Stock awarded is determined using the closing price of Cytec’s common stock on the date the award is granted. The Restricted Stock Awards vest on the third anniversary of the grant date if the recipient has not resigned from our Board or refused to stand for reelection. Directors may elect to defer vesting their Restricted Stock by receiving a Deferred Stock Award of equivalent value. Column (c) of the Director Compensation table includes the amount we recognized on our financial statements during 2007 in accordance with FAS 123R with respect to the awards made on the dates of our 2006 and 2007 annual meeting. The assumptions made in these evaluations are incorporated by reference from footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2007.

In accordance with the 1993 Plan, we also grant each director a Restricted Stock Award for $75,000 in value (prior to 2006, $38,437.50 in value) of Cytec Common Stock on the date he or she joins the Board. This Restricted Stock Award also vests on the third anniversary of the grant date if the recipient has not resigned from our Board or refused to stand for reelection. Restricted Stock Awards granted to our directors prior to 2006 vested in equal award installments over five years. Column (c) of the Director Compensation table includes

$3,845 for Mr. Fernandes, $7,638 for Mr. Hoynes, $7,685 for Mr. Johnson, $6,254 for Ms. Lowe, $24,685 for Mr. Rabaut and $2,865 for Mr. Sharp, which represent the amounts recognized in our financial statements during 2007 in accordance with FAS 123R with respect to Restricted Stock Awards made to such directors when they first joined our Board.

At December 31, 2007, directors held unvested restricted stock awards as follows: Ms. Davis, 972 shares; Mr. Fernandes, 972 shares; Mr. Hoynes, 1,299 shares; Mr. Johnson, 1,177 shares; Ms. Lowe, 1,160; Mr. Powell, 972 shares; Mr. Rabaut, 2,244 shares; Mr. Satrum, 972 shares; Mr. Sharpe, 1,781 shares; and Mr. Stanley, 972 shares. Prior to 2006, directors received an annual grant of options to buy 3,000 shares of our common stock instead of the annual grant of restricted stock described above. Because these options vest over three years, we continued to recognize the expense of these options on our financial statements in 2007 in accordance with FAS 123R and the amount so recognized is reflected in column (d) of the Director Compensation table. The assumption made in these evaluation s are incorporated by reference from footnote 5 to our Consolidated Financial Statements for the year ended December 31, 2007. At December 31, 2007, directors held the following options to purchase our stock: Ms. Davis, 28,500 shares; Mr. Fernandes, 15,000 shares; Mr. Hoynes, 6,000 shares; Mr. Johnson, 10,500 shares; Mr. Powell, 31,500 shares; Mr. Satrum, 31,500 shares; Mr. Sharpe, 6,000 shares; and Mr. Stanley, 10,500 shares.

We require each director to attain and hold an ownership stake in our Company having a value equal to five times the annual cash retainer fee of $55,000. We believe this requirement helps to align directors’ interests with those of stockholders. Directors must achieve the required ownership within five years from the later of their initial election to the Board or January 1, 2006, the date we increased the annual cash retainer fee to $55,000 in replacement of the previous compensation program which included a $25,000 annual retainer as well as per meeting fees. We determine stock ownership net of any shares with respect to which economic risk of ownership has been hedged. We include Deferred Stock Awards and Restricted Stock Awards as shares owned by a director even if the vesting condition has not yet been satisfied. All current directors meet their ownership requirements except for Mr. Johnson, Ms. Lowe and Mr. Rabaut who are anticipated to meet their required levels within the applicable periods.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

This Committee has reviewed and discussed with the management of Cytec the Compensation Discussion and Analysis section (the “CD&A”). Based on this review and the Committee’s discussions with management, this Committee recommended to the Board of Directors that the CD&A be included in Cytec’s Proxy Statement for Cytec’s 2008 Annual Shareholder Meeting.

This Committee believes that the compensation program established for Cytec and described in the CD&A is strongly performance-driven and has contributed to retaining and motivating highly qualified management personnel.

Compensation and Management Development Committee

J.R. Satrum, Chairman            A.G. Fernandes            L.L. Hoynes, Jr.            T.W. Rabaut

January 29, 2008

PERFORMANCE GRAPH

The graph set forth below is based on the assumption that $100 had been invested in our common stock and in each index on December 31, 2002, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 2007.

Five-Year Cumulative Total Stockholder Return

	Dec-02	Dec-03	Dec-04	Dec-05	Dec-06	Dec-07
Cytec Industries Inc.	$100	$141	$190	$178	$213	$233
S&P © 500	$100	$129	$143	$150	$173	$183
S&P © 500 Specialty Chemicals	$100	$119	$137	$143	$175	$203

Copyright © 2008, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

We expect to hold the 2008 annual meeting of stockholders on April 16, 2009. Proposals which stockholders intend to present at such meeting must be received by us at our executive offices in West Paterson, New Jersey, by November 9, 2008, for inclusion in our notice, proxy statement and proxy relating to that meeting. In addition, our By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given written notice to our Secretary which must be received at our principal office not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days’ notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

The 2008 Annual Meeting of Stockholders will be held at 1:00 p.m. on April 17, 2008 at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to our stockholders or their designated representatives (including “street name” stockholders who can show that they beneficially owned our common stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the “will attend” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

We will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of common stock. In addition to the use of the mail, proxies may be solicited by our employees personally, by telephone, by telefax or by electronic communication. We have engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

If any further business not described in this proxy statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by our Board of Directors or, if no recommendation is given, all in accordance with their best judgment. We did not have notice, in accordance with the By-Law described under “Timely Submission of Stockholder Proposals” of any additional matter intended to be brought before the meeting.

R. Smith

Secretary

The Compensation and Management Development Committee Report, the Performance Graph and the Audit Committee Report that appear in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates the information by reference, and shall not otherwise be deemed “filed” under said Acts.

Exhibit A

CYTEC INDUSTRIES INC.

1993 STOCK AWARD AND INCENTIVE PLAN

As Amended & Readopted 1/27/97 & 5/12/97

and as Further Amended on 4/11/02

and as Further Amended & Readopted on 1/21/03 & 4/17/03

and as Further Amended on 10/16/03, 1/01/06 & 12/07/06

and as Further Amended & Readopted on 1/30/08 & 4/17/08

1. Purpose; Types of Awards; Construction.

The purpose of the 1993 Stock Award and Incentive Plan of Cytec Industries Inc., as amended (the “Plan”), is to afford an incentive to selected employees, prospective employees, non-employee Directors and independent contractors of Cytec Industries Inc. (the “Company”), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as, or become, employees, directors, or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. Pursuant to Section 6 of the Plan, there may be granted Stock Options, stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, interest equivalents, dividend equivalents, deferred cash awards, deferred stock awards, and other stock-based or cash-based awards.

The Plan is amended and restated effective January 1, 2006. The Plan, as amended and restated, is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations thereunder and related guidance issued by the Internal Revenue Service (“IRS”).

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

(b) “Award” means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Interest Equivalent, Dividend Equivalent, Deferred Cash Award, Deferred Stock Award, Director’s Restricted Stock, or Other Stock-Based Award or other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, grant letter, resolution of the Committee, or other instrument, document or resolution evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means:

(i) For Awards that were vested on or before December 31, 2004, “Change in Control” means a change in control of the Company which will be deemed to have occurred if:

(A) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(B) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(C) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(D) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(ii) For Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, a Change of Control shall be deemed to occur on the date upon which one of the following events occurs:

(A) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company; or

(B) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company; or

(C) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the Board prior to the date of the appointment or election; or

(D) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition acquisitions.

(g) “Change in Control Price” means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee consisting solely of directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 and as “outside directors” within the meaning of Section 162(m) of the Code who are appointed by the Board to administer the Plan.

(j) “Common Stock Account” means the common stock account established in the name of an employee or independent contractor, as specified in Section 6(i) of the Plan.

(k) “Company” means Cytec Industries Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l) “Deferred Cash Account” means the deferred cash account established in the name of an employee or independent contractor, as specified in Section 6(i) of the Plan.

(m) “Deferred Cash Award” means any Award of cash made pursuant to Section 6(i) of the Plan which is to be credited to a Deferred Cash Account and paid in the future.

(n) “Deferred Stock Award” means any Award of Stock made pursuant to Section 6(h) of the Plan which is to be credited to a Common Stock Account and paid in the future.

(o) “Disability” means that a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not les than 12 months.

(p) “Dividend Equivalent” means a right, granted to a Grantee under Section 6(h) of the Plan, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Dividend Equivalents may not be granted in tandem with an Option, an SAR or a Limited SAR.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(r) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established (except as provided below) from time to time by the Committee in its sole discretion. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of any date after December 7, 2006 shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on that date (or, if there is no such sale on such exchange on that date, on the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of

Stock in such over-the-counter market on that date (or, if there is not such sale of such Stock in such over-the-counter market on that date, on the last preceding date on which there was a sale of such Stock in such market), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the counter market, such value as the Committee, in its sole discretion, shall determine. For purposes of Sections 8 and 9, only, of this Plan, the per share Fair Market Value of Stock as of any date after December 7, 2006 shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, on that date (or, if there is no such sale on such exchange on that date, on the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on that date (or, if there is not such sale of such Stock in such over-the-counter market on that date, on the last preceding date on which there was a sale of such Stock in such market).

(s) “Grantee” means a person who, (i) as an employee, prospective employee or independent contractor of the Company, a Subsidiary or an Affiliate, or (ii) as a Non-Employee Director of the Company, has been granted an Award under the Plan.

(t) “Interest Equivalent” means a right granted to a Grantee under Section 6(h) of the Plan to receive cash, which may be deferred or paid currently, equal to the interest which would be earned on a specified amount of money, including money deferred in a Deferred Cash Account. Interest Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. Unless the Committee otherwise provides to the contrary or except as otherwise provided in the Plan, Interest Equivalents paid on a deferred basis will be compounded on a quarterly basis.

(u) “ISO” means any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(v) “Limited SAR” means a right granted pursuant to Section 6(c) of the Plan which shall, in general, be automatically exercised for cash upon a Change in Control.

(w) “Non-Employee Director” means a member of the Board who is not an employee of the Company, a Subsidiary or Affiliate.

(x) “NQSO” means any Option that is designated as a nonqualified stock option.

(y) “Option” means a right, granted to a Grantee under Section 6(b) of the Plan or Section 8 of the Plan, to purchase shares of Stock.

(z) “Other Cash-Based Award” means cash awarded under Section 6(j) of the Plan, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(aa) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(j) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

(bb) “Performance Goals” shall have the meaning specified in Section 6A(c) of the Plan.

(cc) “Performance Measures” means the performance measures set forth as Exhibit A to the Plan, as provided in Section 6A(c) of the Plan.

(d) “Plan” means this Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

(ee) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(e) of the Plan, including Stock that may be designated as performance stock, that may be subject to certain restrictions and to a risk of forfeiture.

(ff) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(f) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(gg) “Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(hh) “Stock” means shares of the common stock, par value $.01 per share, of the Company.

(ii) “SAR” or “Stock Appreciation Right” means the right, granted to a Grantee under Section 6(c) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(jj) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock or other indicia of ownership possessing 50% or more of the total combined voting power of all classes of stock or other indicia of ownership in one of the other entities in the chain.

(kk) “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Grantee resulting from:

(i) A sudden and unexpected illness or accident of the Grantee or of his or her spouse, Beneficiary or dependent (as defined in Section 152(a) of the Code);

(ii) The loss of a Grantee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster);

(iii) Imminent foreclosure of or eviction from the Grantee’s primary residence;

(iv) The need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication;

(v) The need to pay for the funeral expenses of the Grantee’s spouse, Beneficiary or dependent (as defined in Section 152(a) of the Code); or

(vi) Other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.

Whether a Grantee has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Committee.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan (including the preceding sentence), to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to certify as to the extent to which any performance criteria have been attained; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairman and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, upon such terms and conditions and with such limitations as it deems appropriate, delegate to the Chief Executive Officer, any Committee of the Board of Directors or the Executive Leadership Team authority to make Awards (and to determine the terms of such Awards) to persons who are not officers of the Company (assistant officers not being considered officers for such purpose).

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Awards to Non-Employee Directors shall be solely in the form of NQSOs and Restricted Stock, which shall be subject to the provisions of Section 8 and 9 of the Plan, and in Deferred Stock Awards pursuant to Section 6(i)(v) of the Plan.

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 17,900,000, subject to adjustment as provided herein. Originally, 4,300,000 shares of Stock were reserved for the grant of Awards under the Plan. After the July 1996 three-for-one stock split, this increased to 12,900,000 and was further increased to 14,700,000 after amendments to the Plan were approved by the Board on January 21, 2003 and by the shareholders on April 17, 2003. This number was further increased to 17,900,000 after amendments to the Plan were approved by the Board on January 30, 2008 and by the shareholders on April 17, 2008. In order to determine the number of shares of Stock remaining available under the Plan after said stock split, each of the following events occurring on or prior to the July 2, 1996 record date of the stock split (or the July 23, 1996 distribution date in the case of Option exercises) shall be deemed to involve three times the number of shares of Stock that were actually involved: (x) grants, exercises and forfeitures of Options; (y) grants, vesting and forfeitures of Restricted Stock (including performance stock and Director’s Restricted Stock); and (z) grants and forfeitures of Deferred Stock Awards.

The shares reserved for Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, or in the case of shares with respect to which a stock split in the form of a stock dividend was paid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Award or Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

Each Award of a share pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) and 6(j) of this Plan made on or after February 1, 2008 shall reduce the number of shares reserved for Award under this Plan by 2.4 shares, provided that if any shares subject to an Award pursuant to Section 6(e), 6(f), 6(g), 6(h), 6(i) or 6(j) of this Plan are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares to the Grantee, 2.4 shares shall again be available for Awards under the Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired.

Each Award of an SAR pursuant to Section 6(c) of this Plan made after January 1, 2006 shall reduce the number of shares reserved for Award under this Plan by one share, provided that if any SARs granted pursuant to Section 6(c) of this Plan are forfeited, canceled, exchanged, surrendered, terminated or expire without a distribution of shares to the Grantee, one share shall again be available for Awards under the Plan for each share so forfeited, canceled, exchanged, surrendered, terminated or expired.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that in the case of Awards under Sections 8 and 9 of the Plan, equitable changes or adjustments of the types specified in clauses (i), (ii) and (iii) above shall be made. Any changes or adjustments by the Committee under this Section 5 of the Plan shall be made in accordance with Section 409A of the Code and the regulations thereunder.

6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The authority given to the Committee under this Section 6 of the Plan is, however, subject to Section 6A of this Plan in the case of Awards to Officers as defined in Section 6A of the Plan.

(b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an NQSO. No ISO may be granted under this Plan.

(ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be not less than the Fair Market Value of a share on the date of the grant of such Option; provided that in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or (if so permitted by the Committee or if so provided in the Award Agreement) by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price (i) withheld by the Company, if so permitted by the Committee or so provided in the Award Agreement, or (ii) sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. §220 or any successor thereof.

(iii) Term and Exercisability of Options. The date of Option grant shall be the date on which the Option is approved by the Committee, provided that the Committee may determine that the Option shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such Option is granted. In the case of Options granted by the CEO, a different Committee of the Board or the Executive Leadership Team pursuant to Section 3 of the Plan, the references in the preceding sentence to the Committee shall be deemed to be references to the CEO, such different Committee of the Board or the Executive Leadership Team as the case may be. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that, the Award Agreement may contain provisions extending the exercisability of Options to a date not later than the expiration date of such Option.

(v) Maximum Number of Shares. Options may not be granted hereunder to any one person in any ten-year period in an amount greater than fifteen (15%) percent of the total number of shares of Stock originally available for grant of Awards under this Plan (i.e. not more than 15% of 12,900,000 after giving effect to the stock split; and for purposes of calculating this 15% figure, Options granted to any Grantee prior to July 23, 1996 shall be deemed to have been tripled).

(vi) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(c) SARs and Limited SARs. The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

(i) In General. Unless the Committee determines otherwise, an SAR or a Limited SAR granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and shall be exercisable only to the extent the underlying NQSO is exercisable.

(ii) SARs. An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but which may not be less than the fair market value as of the date of grant).

(iii) Term and Exercisability of SARs. The date of an SAR grant shall be the date on which the SAR is approved by the Committee, provided that the Committee may determine that an SAR shall be granted effective as of a specified date in the future, in which case such specified future date shall be considered the day on which such SAR is granted. In the case of SARs granted by the CEO, a different Committee of the Board or the Executive Leadership Team pursuant to Section 3 of the Plan, the references in the preceding sentence to the Committee shall be deemed to be references to the CEO, such different Committee of the Board or the Executive Leadership Team as the case may be. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent as to which it has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv) Termination of Employment, etc. An SAR may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the SAR in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR (or, in the case of a Grantee who on the date of grant was a “prospective employee,” since the date of first becoming an employee); provided that, the Award Agreement may contain provisions extending the exercisability of SARs to a date not later than the expiration date of such SAR.

(vi) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion.

(vii) Limited SARs. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines, but which may not be less than the fair market value as of the date of grant).

(d) Repricing or substitution of Options and SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, SARs or Limited SARs or cancel outstanding Options, SARS or Limited SARs in exchange or in substitution for cash, other awards or Options, SARs or Limited SARs with an exercise price that is less than the exercise price of the original Options, SARs or Limited SARs without stockholder approval.”

(e) Restricted Stock. The Committee is authorized to grant Restricted Stock (which may be designated as “performance stock”) to Grantees on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and/or the Company shall retain physical possession of the certificate.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(f) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(g) Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(h) Dividend Equivalents and Interest Equivalents. The Committee is authorized to grant Dividend Equivalents and Interest Equivalents to Grantees, provided that in no event may Dividend Equivalents or Interest Equivalents be granted in tandem with an Option, an SAR or a Limited SAR.

(i) The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents and/or Interest Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or deferred cash, as the case may be, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents or Interest Equivalents (other than freestanding Dividend Equivalents or Interest Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(ii) Interest Equivalents shall be computed at a market-based rate which, unless the Committee otherwise determines, shall be compounded quarterly at an annual rate equal to the annual rate on the last day of the calendar quarter of 10-year U.S. Treasury Notes plus 1% per annum.

(i) Deferred Stock Awards and Deferred Cash Awards. The Committee is authorized to grant Deferred Stock Awards and Deferred Cash Awards, including, but not limited to, Deferred Stock Awards in lieu of directors retainer fees, subject to the following terms and conditions:

(i) The Committee shall establish, in the name of each Grantee receiving a Deferred Stock Award, a Common Stock Account to which the Deferred Stock Award, and any Dividend Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited. The Company shall not be under any obligation to acquire the Stock to pay a Deferred Stock Award (or Dividend Equivalent) at any time prior to the date on which such payment shall be due. The Committee shall establish, in the name of each Grantee receiving a Deferred Cash Award, a Deferred Cash Account to which the Deferred Cash Award, and any Interest Equivalents thereon (unless paid currently in the discretion of the Committee), will be credited.

(ii) The number of equivalent shares of Stock credited to a Common Stock Account shall accrue Dividend Equivalents on such shares, as if actual shares of Stock had been issued, from the date the Deferred Stock is credited to the Common Stock Account to and including the date on which the amount credited to the Common Stock Account is deemed to have been paid. Such Dividend Equivalents will be credited to the Common Stock Account as additional equivalent shares of Stock. In the case of a stock dividend, the number of shares to be credited shall be the number of shares of stock that would have been issued on the equivalent number of shares of Stock in the Common Stock Account. In other cases, the number of equivalent shares (including fractional shares) to be so credited will be determined by dividing the Dividend Equivalents by the Fair Market Value of the Stock for the day on which the related dividend is paid. If any dividend is paid on the Stock of the Company, other than in cash or Stock, the Committee shall conclusively determine the Fair Market Value in cash of such dividend.

(iii) The amount of Deferred Cash credited to a Deferred Cash Account shall accrue Interest Equivalents from the date the Deferred Cash is credited to the Deferred Cash Account to and including the date on which the amount credited to the Deferred Cash Account is deemed to have been paid. Such Interest Equivalents will be credited to the Deferred Cash Account as additional cash which shall, in turn, accrue further Interest Equivalents. Interest Equivalents will be credited, as of the last day of each calendar quarter on the average daily balance of deferred cash in said account during said quarter. If any Deferred Cash is disbursed to a Grantee or a Beneficiary on a date other than the last day of a calendar quarter, Interest Equivalents (properly prorated for the partial quarter) shall be credited on the Deferred Cash so disbursed for the partial calendar quarter, but shall be computed based on the interest rate in effect on the business day next preceding the date of disbursement.

(iv) Payments from Common Stock and Deferred Cash Accounts.

A(1). Except as provided below, for Awards that were vested on or before December 31, 2004, payment of the total amount credited to a Grantee’s Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, at the Grantee’s election made in accordance with the last two sentences of this paragraph A(l) in sixty (60) quarterly installments or (ii) in five annual installments or (iii) in a single lump sum, commencing the first day of the calendar quarter, or as soon thereafter as practicable, following the date on which he ceases, by reason of death or otherwise, to be an employee or a director. The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash. The Secretary to the Committee shall solicit an installment election from each recipient of a Deferred Stock Award or a Deferred Cash Award who is not yet receiving distributions under this Section 6(i)(iv) by December 1, 2003. Persons who receive their first Deferred Stock or Deferred Cash Award after that date shall make an installment election within the thirty day period after they first receive such an Award. Any recipient of such an Award may change his installment election up until the twelve month period preceding the date of his termination or retirement as an employee or director. Changes made during the twelve month period preceding termination or retirement will be ignored.

A(2). Except as provided below, for Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, payment of the total amount credited to a Grantee’s Common Stock Account or Deferred Cash Account, as the case may be, shall be made to him, or, in case of his death prior to the commencement of payments on account of such total amount, to his Beneficiary, at the Grantee’s election made in accordance with the terms of this Section 6(i)(iv)(A)(2)) of the Plan in (i) a single lump sum payment, (ii) in five (5) annual installments, (iii) in ten (10) annual installments, and (iv) in fifteen (15) annual installments, commencing on the first business day of the seventh (7th) calendar month following the date on which he ceases, by reason of death or otherwise, to be an employee or a director, provided that in the event that it is not administratively feasible to make the payment on such date, payment shall be made no later than thirty days following such date.

The amount of each payment shall be the amount credited to such account multiplied by a factor, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. If the aggregate number of shares credited to a Common Stock Account shall not be divisible into whole shares by the applicable number of installments, each installment except the last shall consist of the nearest number of whole shares into which such aggregate number of shares shall be divisible by the applicable number of installments. The last installment shall consist of the total amount of whole shares of remaining Deferred Stock credited to such account and any fractional share shall be paid in cash. Persons who receive their first Deferred Stock or Deferred Cash Award shall make a one time payment election prior to the receipt of such Award and this payment election shall apply to all future Deferred Stock and Cash Awards under the Plan. If the Grantee fails to make a payment election, the respective Award will be paid in five (5) annual installments. Any recipient of such an Award may change his payment election up until the day that is six (6) months before the date of his termination or retirement as an employee or director, provided however, any change in payment form will result in the commencement date of the payment, or payments, being delayed for a period of five (5) years from the original commencement date. Any changes made during the six (6) month period preceding termination or retirement will be ignored. For purposes of this Section 6(i)(iv)(A(2)) of the Plan, installments under the installment payment forms shall be designated as a single payment.

B. In case of the death of an employee after the commencement of payments to him in respect of his Common Stock Account or Deferred Cash Account, as the case may be, the then remaining unpaid portion thereof shall continue to be paid in installments, at such times and in such manner as if he were living, to his Beneficiary.

C. For Awards that were vested on or before December 31, 2004, with respect to the total amount in a Common Stock Account or Deferred Cash Account, as the case may be, or the then remaining unpaid portion thereof, which shall be payable to any person who shall no longer be an employee of the Company or one of its Subsidiaries or Affiliates or to the Beneficiary of any such person, the Committee shall possess absolute discretion to accelerate the time of payment of such total amount or remaining unpaid portion, in whole or in part, as the case may be. In addition and for Awards that were vested on or before December 31, 2004, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, if there occurs financial hardship or any other event which the Committee deems, in its absolute discretion, to constitute an extraordinary circumstance. As it relates to Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, the Committee shall possess absolute discretion to accelerate to any extent such total amount or remaining unpaid portion, even while a person remains an employee, only if there occurs an Unforeseeable Financial Emergency.

(v) By notice to the Committee at least 15 days in advance of the commencement of any calendar year with respect to which directors’ retainer fees are paid, but in no event later than the last day of the preceding calendar year, as long as the Committee approves such election at its next regularly scheduled meeting, any Non-Employee Director of the Company may elect to receive Deferred Stock Awards in lieu of retainer fees for serving on the Board. The amount of each such Deferred Stock Award shall be determined by dividing the amount of the fee that would have been paid but for the election by such director to receive a Deferred Stock Award by the Fair Market Value of a share of Stock on the last day of the period with respect to which such retainer would have been paid and rounding the result to the nearest whole share. Any election by a director pursuant to this provision shall remain in place until the commencement of the annual retainer period after such director gives notice to the Committee that he or she elects to receive future retainer fees in cash.

(j) Other Stock- or Cash-Based Awards. The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan or in addition to, or in lieu of, any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Without limiting the generality of the foregoing, other Cash Based Awards may be granted as annual bonus, as multi-year performance cash awards, or otherwise. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

6A. Special Restrictions on Awards to Officers.

Subject to Sections 6A(h) and 6A(j) of the Plan, this Section 6A of the Plan applies to all Awards to “Officers”; provided that this Section 6A of the Plan applies to Options, SARs and Limited SARs only to the extent specifically stated in this Section. For purposes of this Section 6A of the Plan, an “Officer” is any employee who would be treated at the time an Award is granted as an officer of the Company pursuant to the executive compensation disclosure rules under the Exchange Act. Notwithstanding the foregoing, the provisions of the Plan disregarded under Section 6A(a) of the Plan shall be reinstated and fully applicable to all Awards granted to Officers pursuant to this Section 6A of the Plan to the extent that, as of the end of the calendar year following the year in which the Award is granted, they are not “covered employees” within the meaning of Section 162(m)(3) of the Code.

(a) Intent. Awards subject to this Section 6A of the Plan are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. This Section 6A of the Plan shall be interpreted consistently with such intent and any provisions of the Plan inconsistent therewith shall not apply to any Awards subject to this Section 6A of the Plan. Without limiting the generality of the foregoing, the Committee shall have no discretion to increase the value of any Awards subject to this Section 6A of the Plan. Notwithstanding the foregoing, Awards granted hereunder shall be subject to such other provisions of the Plan (as modified by this Section 6A of the Plan) as may be determined by the Committee.

(b) Maximum Awards. The maximum Awards (other than Options, SARs and Limited SARs) that may be granted to any Officer pursuant to this Section 6A of the Plan on account of any calendar year shall not exceed the greater of (i) five hundred percent (500%) of the Officer’s base salary for that year or (ii) $5,000,000. Awards shall be considered to be on account of the calendar year in which the relevant performance periods terminate. Awards granted pursuant to Section 6A(h) of the Plan shall not be taken into account in applying the foregoing limit. The maximum number of shares of Stock subject to an Option, SAR or Limited SAR that may be granted hereunder to an Officer during any ten-year period is set forth in Section 6(b)(v) of the Plan.

(c) Designation of Performance Goals. The Committee shall establish specific objective targets, schedules, thresholds or goals (“Performance Goals”) for each Award subject to this Section 6A of the Plan; provided that, at the time of the grant of any Award, the achievement of the Performance Goal shall be substantially uncertain. The Performance Goals designated by the Committee shall be determined based upon one or more of the business criteria set forth in Exhibit A hereto (“Performance Measures”). To the extent applicable, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company. A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth, (2) absolute growth, (3) cumulative growth, (4) performance in relation to an index, (5) performance in relation to peer company performance, (6) a designated absolute amount and (7) per share of Stock outstanding. The Performance Goals so established may exclude the effects of certain events or categories of events specifically identified by the Committee. Nothing shall preclude the Committee from designating different Performance Measures and Performance Goals for Awards granted to different Officers in the same performance period.

(d) Determination of Awards. The Committee shall have discretion to structure the types of Awards granted to Officers. Such Awards may be either Awards having a performance period of one year or less (such as, for example, an annual bonus plan providing for a cash or a Stock bonus) or Awards which vest over longer periods (such as, for example, a Performance Stock Award or Performance Cash Award which might vest after a period of two or more years). No later than 90 days after the commencement of a performance period (but, in any event, within the first 25% of such performance period, if earlier), the Committee shall designate or approve as to the Awards relating to such period, (i) the Officers who will be Grantees, if any, (ii) the types of Awards (which will be selected from the types of Awards permitted under Section 6 of the Plan), (iii) the Performance Measures applicable to each Award, (iv) if there is more than one Performance Measure applicable to a single Award, the weighting, or other role, of the Performance Measures in determining the Award, (v) the Performance Goals and payout matrix or formula for each Performance Measure, (vi) the performance period or periods, (vii) the target Award or Awards for each Grantee, (viii) the extent to which, and the circumstances under which, the Award may pay out at greater than, or less than, target levels, and (ix) to the extent required under Code Section 162(m), the maximum dollar amount a Grantee may earn with respect to a performance period.

(e) Payment of Awards. Subject to Section 7 of the Plan (“Change in Control Provisions”), an Award subject to this Section 6A of the Plan shall vest only to the extent that the applicable Performance Goal or Goals, if any, have been attained. As a condition to the vesting of any Award, the Committee shall first certify, by resolution of the Committee, that the applicable Performance Goal or Goals have been attained and the other applicable Plan provisions have been satisfied. Following the end of a performance period, the Committee shall determine the amount of each Award that vests for each Grantee by:

(1) Comparing actual performance for each Performance Measure against the payout matrix approved for such period,

(2) Multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, if applicable, and

(3) Summing the applicable weighted payout percentages and multiplying their overall payout percentage by the Grantee’s Award

Notwithstanding anything contained in this Plan to the contrary (but provided that the right to do so is specifically retained in the applicable Award Agreement), the Committee in its sole discretion may reduce any Award to any Grantee to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Award. The amount of an Award that vests for a calendar year or other performance period shall be determined as soon as practicable after such period and shall be paid no later than 75 days following the end of such year or other period.

(f) Grants of Options and SARs. The Committee may grant Options, SARs and Limited SARs the vesting of which is not contingent upon the attainment of any Performance Goal or Goals. Except as provided in Section 6A(h) of the Plan, but subject to Section 6(d) of the Plan, the exercise or grant price, as applicable, of each share of Stock subject to such Options, SARs and Limited SARs shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(g) Deferred Payments. The Committee, in its discretion, may elect to defer payment of any Award until such date before or after retirement as a Grantee may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment. Such terms may include the payment of Interest or Dividend Equivalents on deferred amounts. For Awards granted on or after January 1, 2005, and Awards that were granted before, but not vested as of December 31, 2004, the deferral requested by the Grantee must be made in compliance with the provisions of 409A of the Code.

(h) Non-Performance-Based Compensation. Notwithstanding anything contained in this Section 6A of the Plan, the Committee may grant Awards to Officers that are not subject to this Section 6A of the Plan. All Awards granted by the Committee shall indicate whether or not they are subject to this Section 6A of the Plan.

(i) Valuation. Whenever in this Section 6A of the Plan there is a reference to a maximum dollar value of a stock-based Award (including but not limited to a Restricted Stock, Restricted Stock Unit, a Deferred Stock Award or other Stock-Based Award), the dollar value is determined as of the date of the grant of the Award and not as of the date of vesting. If one type of Award is substituted for another (such as, for example, a Deferred Stock Award being substituted for a Restricted Stock Award or for an Award of Restricted Stock Units, where each Award is based upon the same number of shares of Common Stock), the value of the substitute Award for this purpose is the same as the Award for which it is substituted. Whenever in this Section 6A there is a reference to a maximum dollar value of an Award, Dividend Equivalents and Interest Equivalents (other than free-standing Dividend Equivalents and Interest Equivalents) shall not be counted in determining such maximum amount.

(j) Grant-by-Grant Determination. The Committee may grant Awards a portion of which satisfy the provisions of this Section 6A of the Plan and a portion of which do not. In such a case, the Award shall be deemed to be the grant of two Awards, one subject to this Section 6A of the Plan and the other granted pursuant to Section 6A(h) of the Plan.

(k) Substitute Awards. Subject to Section 6(d), the Committee may establish procedures under which one Award is substituted for an equivalent Award of a different type; such as a Deferred Stock Award being substituted for an Award of an equivalent number of shares of Restricted Stock. Nothing contained in this Section 6A of the Plan requires the substitute Award to be subject to Performance Goals in addition to the Performance Goals of the Award for which it was substituted.

7. Change in Control Provisions. In the event of a Change of Control:

(a) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b) The restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8. Non-Employee Director Options. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 8 of the Plan shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 8 of the Plan, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

(a) General. Non-Employee Directors shall receive NQSOs in accordance with this Section 8 of the Plan and may not be granted Stock Appreciation Rights or Incentive Stock Options under this Plan. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

(b) Grants to New Non-Employee Directors. Each Non-Employee Director who is elected to the Board, on or before January 1, 2006, for the first time will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(c) Grants to Continuing Directors. On the date of each annual meeting of stockholders (in addition to any grant made under subsection (b) of this Section 8 of the Plan on such date) prior to January 1, 2006, each continuing Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase (i) for Options granted prior to July 23, 1996, 1,500 shares of Stock and (ii) for Options granted on or after July 23, 1996, 4,500 shares of stock.

(d) Vesting. As it relates to Options granted on or before January 1, 2006, each Option shall be exercisable as to 33-1/3 percent of the Stock covered by the Option on the first anniversary of the date the Option is granted and as to an additional 33-1/3 percent of the Stock covered by the Option on each of the following two anniversaries of such date of grant; provided, however, that each Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Section 6(b) of the Plan hereof shall not apply to Options granted to Non-Employee Directors.

(e) Duration. Subject to the three clauses below, each Option granted to a Non-Employee Director shall be for a term of 10 years. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 8(e) of the Plan.

(i) Options granted to any Non-Employee Director prior to April 11, 2002 shall expire upon the cessation of such Non-Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) three years from the date of such cessation of Board membership, or (ii) expiration of the term of such Option.

(ii) Except as set forth in Section 8(e)(iii) of the Plan, Options granted to any Non-Employee Director on or after April 11, 2002 and prior to January 1, 2006 shall expire upon the cessation of such Non-Employee Director’s membership on the Board for any reason, except that, as to any portion of such an Option which shall be exercisable upon the date of such cessation, such Option may be exercised as to such portion until the earlier of (i) one year from the date of such cessation of Board membership, or (ii) expiration of the term of such Option.

(iii) Upon the cessation of a Non-Employee Director’s membership on the Board as a result of the Non-Employee Director’s death or Disability or if such cessation occurs after the Non-Employee Director has served on the Board for five years or more, Options granted to such Non-Employee Director on or after April 11, 2002 and prior to January 1, 2006 and at least eight months prior to such cessation shall be exercisable by such director (or by any person who acquires the right to exercise such option as a result of such director’s death) until the earlier of (i) five years from the date of such cessation of Board membership (subject to the installment vesting provisions of Section 8(d) of the Plan), or (ii) expiration of the term of such Option, to the extent of the total number of shares subject to the grant.

(f) Options Granted on or after January 1, 2006. All Options granted on or after January 1, 2006, to non-Employee Directors shall be for such amounts and subject to such terms as shall be determined by the Board or the Committee, to the extent such authority is delegated to the Committee by the Board.

9. Non-Employee Director Restricted Stock.

Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 of the Plan shall apply only to grants of Restricted Stock to Non-Employee Directors (“Director’s Restricted Stock”). Except as set forth in this Section 9 of the Plan, the other provisions of the Plan shall apply to grants of Director’s Restricted Stock, to the extent not inconsistent with this Section 9 of the Plan.

(a) General. Non-Employee Directors will receive Director’s Restricted Stock in accordance with this Section 9 of the Plan. No agreement with any Non-Employee Director may alter the provisions of this Section and no Director’s Restricted Stock may be subject to a discretionary acceleration of vesting. Each person who was a Non-Employee Director prior to the 1994 Annual Meeting of Stockholders was granted 2,500 shares of Director’s Restricted Stock (equivalent to 7,500 shares on or after July 23, 1996).

(b) Grants to New Non-Employee Directors. (i) Each Non-Employee Director who, on or after the 1994 Annual Meeting of Stockholders and prior to January 1, 2006, was elected to the Board for the first time, was, at the time such Director was duly elected and qualified, granted automatically, without action by the Committee, a number of shares of Director’s Restricted Stock equal to the lesser of (x) 2,500 shares (7,500 shares on or after July 23, 1996) or (y) the nearest number of whole shares determined by multiplying 2,500 (7,500 on or after July 23, 1996) by a fraction, the numerator of which is the initial Fair Market Value of the Stock determined under the formula utilized for initial grants of NQSQs to Non-Employee Directors in February 1994 (such initial Fair Market Value being $15.375 per share or, on or after July 23, 1996, $5.125 per share), and the denominator of which is the Fair Market Value of the Stock on the date on which such Director is duly elected and qualified.

(c) Grants to Non-Employee Directors on or after January 1, 2006. All grants of Restricted Stock after December 31, 2005 to non-Employee Directors shall be for such amounts and subject to such terms as shall be determined by the Board or the Committee, to the extent such authority is delegated to the Committee by the Board.

(d) Vesting.

(i) For Awards granted on or before December 31, 2005, each Award of Director’s Restricted Stock shall become non-forfeitable as to twenty percent of the Stock covered by the Award on the first anniversary date of the Award and as to an additional twenty percent of the Stock on each of the following four anniversary dates of the Award; provided that each Award shall be immediately non-forfeitable in full upon a Change in Control. If a Non-Employee Director’s service on the Board terminates prior to the Award becoming entirely non-forfeitable, any portion of the Award which then remains forfeitable shall revert to the Company, except that if the Non-Employee Director’s service terminates by reason of death or Disability, any 20 percent installment with respect to which such Non-Employee Director shall have begun (but not completed) the requisite annual service shall become, as to such installment, also entirely nonforfeitable.

(ii) A Non-Employee Director may, on or prior to December 31, 1995 (or in the case of a Non-Employee Director who first becomes a Director after December 31, 1995, within thirty days after becoming a Director), as to his forfeitable shares of Director’s Restricted Stock elect that such shares shall become nonforfeitable on January 1 following the year in which he attains his 70th birthday, but not earlier than the date upon which such shares become nonforfeitable under subparagraph (i) of this paragraph (d) or later than the date of a Change in Control. During such additional period, if any, that such shares are forfeitable under this subparagraph (ii), the shares shall be forfeited if such Non-Employee Director resigns from the Board of Directors or refuses to stand for re-election to the Board of Directors, unless:

A. Such resignation or refusal results from the Disability or death of the Non-Employee Director; or

B. Such Non-Employee Director furnishes to the Board of Directors an opinion of counsel, reasonably satisfactory to a majority of the remaining members, to the effect that continued membership on the Board will result in such Non-Employee Director having a conflict of interest or suffering some other significant legal liability; or

C. Such resignation or refusal is approved or requested by a majority of the remaining members of the Board of Directors or by stockholders owning a majority of the voting stock of the Company.

During such additional period, if any, that such shares are forfeitable under this Section 9(d)(ii) of the Plan, if there occurs an event described subsection A., B. or C. of this Section 9(d)(ii) of the Plan, the shares shall become nonforfeitable on the date that the Non-Employee Director ceases to be a member of the Board of Directors.

Any such election to defer vesting shall be made in writing addressed to the Secretary of the Committee, and shall be irrevocable when received.

(e) Dividends; Voting. Except as set forth in this Section 9 of the Plan, a Director granted Director’s Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(f) The Director’s Restricted Stock shall be subject to the following provisions prior to becoming non-forfeitable:

(i) The Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Stock nor any interest therein under the Plan may be assigned, and any attempted assignment shall be void.

(ii) The Stock certificates shall, at the option of the Company, either (x) be held by the Company together with stock powers endorsed by the Director in blank, or (y) bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders, or (z) both.

(iii) Any additional Stock or other securities or property (other than cash dividends) that may be issued with respect to Director’s Stock as a result of any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, split-up, combination of shares or other event, shall be subject to the restrictions and other terms and conditions of the Plan.

10. General Provisions.

(a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement, promissory note or other agreement shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b) Nontransferability. Except as may be specifically provided to the contrary in any Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor, or director of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate or the stockholders to terminate such Grantee’s employment, directorship or independent contractor relationship.

(d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other actions as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, without stockholder approval, no amendment shall be made (A) to change Section 4 of the Plan which defines the persons eligible to receive Awards, (B) to increase the number of shares available for issuance pursuant to the Plan (other than pursuant to the anti-dilution provisions set forth in Section 5 of the Plan), (C) to increase the number of shares issuable under Sections 6(e), 6(f), 6(g) and 6(j) of the Plan, (D) to change the provisions limiting repricing or substitution of options in Section 6(d) of the Plan, (E) to extend the 10 year maximum term of Options or SARs issued under the Plan set forth in Section 6(b)(iii) and Section 6(c)(iii) of the Plan, (F) to create additional kinds of awards under the Plan not already contemplated by the Plan or (vii) to change this Section 10(e) of the Plan. Additionally, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Nothing in this Section 10(e) of the Plan shall limit the provisions of Section 10(i) of the Plan.

(f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Not Exclusive. The Awards granted under this Plan are not intended to be exclusive and, accordingly, the Board may adopt, or permit the adoption of, other compensation and/or benefit plans or arrangements of any type whatsoever, including but not limited to plans or arrangements that provide for compensation in the same form as, or in form similar or dissimilar to, types of compensation available under this Plan.

(j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(k) Effective Date. The Plan has been approved by stockholders. Amendments to the Plan effected at the January 21, 2003 meeting of the Board shall take effect upon their adoption by the Board (the “Effective Date”), but the amendments to this Plan (and any Awards made on or after such date and prior to the stockholder approval mentioned herein), shall be subject to the approval of such amendments by a majority of the votes cast on the proposal seeking such approval, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, which approval must occur within twelve months of the Effective Date; provided that Awards which could have been made under the Plan as previously in effect shall not be affected by the lack of stockholder approval of the amendments. In the absence of such approval, except as so provided above, such Awards shall be null and void.

EXHIBIT A TO 1993 STOCK AWARD AND INCENTIVE PLAN,

AS AMENDED APRIL 17, 2008

PERFORMANCE MEASURES

(i) “Cash Flow” shall mean the consolidated increase (reduced by any decrease) in cash, cash equivalents and related marketable securities of the Company, as set forth in the Company’s audited financial statements for a year or other period, adjusted to offset the effects of financing activity, cash dividends to common stockholders and purchases of treasury stock.

(ii) “Debt to Capital Ratio” shall mean Debt divided by Capital. “Debt” shall mean the sum of short term debt, the current portion of long term debt and long term debt, all as reported in or determined from a balance sheet at the end of a year or other period. “Capital” shall mean the sum of (i) short term debt, (ii) long term debt, (iii) current portion of long term debt, (iv) total minority interest and (v) stockholders’ equity, all as reported in or determined from a balance sheet at the end of a year or other period.

(iii) “EBIT” shall mean, (i) in the case of the Company, the consolidated earnings before interest and taxes of the Company as set forth in Company’s audited financial statements for such year or other period or (ii) in the case of a business unit of the Company, the earnings before interest and taxes of such business unit, for such year or other period, determined on a basis consistent with the accounting principles used in determining EBIT in the Company’s audited financial statements.

(iv) “EPS” shall mean the consolidated fully-diluted earnings per share of the Company, as set forth in the Company’s audited financial statements for such year or other period. “Adjusted EPS” shall mean EPS adjusted by excluding special items such as restructuring and asset impairments, among other items, which are disclosed as special items in the Company’s quarterly earnings releases.

(v) “EVA” shall mean economic value added, calculated as NOPAT less a capital charge as follows: the weighted average cost per dollar of Capital for the year or other period times the amount of Capital invested. “NOPAT” shall mean net Operating Profit after tax plus equity in net earnings of associated companies, as set forth in the Company’s financial statements for such year or other period.

(vi) “Market Value” shall mean the Fair Market Value of a share of Stock, as determined under clause (i), (ii) or (iii) as applicable, of the second sentence of Section 2(q) of the Plan.

(vii) “Net Earnings” shall mean the consolidated net earnings available to common stockholders, as set forth in the Company’s financial statements for such year or other period.

(viii) “Operating Profit” shall mean operating profit before any special charges or gains as reported in a statement of income or statement of operations for a year or other period.

(ix) “Return on Capital” shall mean NOPAT divided by average Capital for the year or other period.

(x) “ROIC” for any year shall mean NOPAT for that year divided by adjusted net assets at the end of that year. For purposes of this definition, adjusted net assets means net assets less current liabilities (excluding from current liabilities any short term debt and any current portion of any long term debt) at the end of such year exclusive of any reduction for amortization of intangibles.

(xi) “Return on Equity” shall mean either Net Earnings or Cash Flow, as designated by the Committee, divided by average Stockholders’ Equity for the year or other period.

(xii) “RONA” shall mean the return on net assets for a year or other period, which is calculated as (i) Net Earnings minus financing charges divided by (ii) net assets. Net assets means total assets minus nonfinancial liabilities.

(xiii) “Sales” shall mean net sales as reported in a statement of income or statement of operations for a year or other period.

(xiv) “SG & A” shall mean selling, general and administrative costs as reported in a statement of income or statement of operations for a year or other period.

(xv) “Tax Rate” shall mean the Company’s effective tax rate, as set forth in the Company’s audited financial statements for such year or other period.

(xvi) “Total Return” shall mean the percent increase over a year or other period in the value of an investor’s holdings in the Company’s Stock assuming reinvestment of dividends.

In computing the foregoing Performance Measure with respect to any Award, there shall be disregarded the impact of any accounting change mandated by Generally Accepted Accounting Principles which becomes mandated and is implemented after the related Performance Goal is established.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS – Term(s) to expire at 2011 Annual Meeting
FOR the election of				FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Anthony G. Fernandes 02 David Lilley 03 Jerry R. Satrum 04 Raymond P. Sharpe	WITHHOLD AUTHORITY to vote for the Election of Directors	2.	RATIFICATION OF KPMG LLP AS THE COMPANY’S AUDITORS FOR 2008

☐	☐	3.	APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK AWARD AND INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

To withhold authority to vote for the election of any individual candidate, write that person’s name on this line.	Will attend annual meeting ☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date	2008

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/cyt Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Admission Ticket	You can view the Annual Report and Proxy Statement on the Internet at: http://bnymellon.mobular.net/bnymellon/cyt
CYTEC INDUSTRIES INC. Annual Meeting of Common Stockholders April 17, 2008 1:00 p.m. Marriott at Glenpointe Teaneck, NJ 07666

PROXY	CYTEC INDUSTRIES INC.	PROXY
ANNUAL MEETING OF COMMON STOCKHOLDERS April 17, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints D. Lilley, D. M. Drillock and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Cytec Industries Inc. held of record by the undersigned on February 28, 2008 at the Annual Meeting of Common Stockholders to be held on April 17, 2008 or any adjournment thereof.

If you are a participant in the Cytec Industries Inc. Employee Savings and Profit Sharing Plan, Employee Stock Purchase Plan or Employee Savings Plan, this proxy constitutes your direction to the Trustee of such plan to vote as directed on the reverse side your proportionate interest in the shares of common stock held in the plan. In order for the Trustee to receive your direction in time to vote, your proxy must be received by April 11, 2008. If your proxy is not received by April 11, 2008, the share equivalents credited to your account will be voted by the Trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE ITEMS IDENTIFIED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE THREE ITEMS.

(Continued on reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
If you intend to attend the Annual Meeting, please be sure to check the “will attend annual meeting” box on the reverse side of the Proxy.

DIRECTIONS:
The Marriott at Glenpointe is located at 100 Frank W. Burr Boulevard in Teaneck, New Jersey with direct access to Routes l-95 and l-80
FROM NEW YORK/GEORGE WASHINGTON BRIDGE:
Take Route l-95/l-80 local lanes to Exit 70 Teaneck.
FROM THE LINCOLN TUNNEL AND N.J. TURNPIKE:
Take the New Jersey Turnpike North to Exit 18W. Go straight through the toll plaza and follow signs for l-95 North. Stay in the local lanes to Exit 70. After exiting, follow signs for Teaneck/Exit 70B. The Hotel is on the right.
FROM ROUTE 4:
Take the Teaneck Road/Ridgefield Park Exit. Stay on Teaneck Road until you reach Degraw Avenue (5 traffic lights), and make a left. The Hotel is on the left at the next traffic light.
FROM THE GARDEN STATE PARKWAY & ROUTE 80 EAST:
Exit off the Garden State Parkway at Exit 159. Follow signs for Route l-80 East, stay in local lanes to Exit 70 then 70B - Teaneck. The Hotel will be on your right after crossing over the highway.
FROM TETERBORO AIRPORT:
Follow signs for Route l-80 East, local lanes to Exit 70 Teaneck to Exit 70B.